EXHIBIT 10.1

AMENDED AND RESTATED FINANCING AGREEMENT

Dated as of November 1, 2016

by and among

MIDWEST ENERGY EMISSIONS CORP., a Delaware corporation
as Borrower,

MES, INC., a North Dakota corporation
as Guarantor

and

AC MIDWEST ENERGY LLC, a Delaware limited liability company, as Lender

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ii

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EXHIBITS

Exhibit A	Senior Secured Note
Exhibit B	Subordinated Unsecured Note
Exhibit C	Compliance Certificate
Exhibit D	Reaffirmation of Security Documents
Exhibit E	Registration Rights Letter

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AMENDED AND RESTATED FINANCING AGREEMENT

This AMENDED AND RESTATEDFINANCING AGREEMENT (as modified, amended, extended, restated, amended and restated and/or supplemented from time to time, this “Agreement”), dated as of November 1, 2016, is being entered into by and among Midwest Energy Emissions Corp., a Delaware corporation, (the “Borrower”), MES, Inc., a North Dakota corporation (“MES”) as a Guarantor (as hereinafter defined), and AC Midwest Energy LLC, a Delaware limited liability company (the “Lender”).

RECITALS

WHEREAS, the Borrower, Guarantor and Lender entered into that certain Financing Agreement, dated as of August 14, 2014 (the “Original Financing Agreement”), pursuant to which Original Financing Agreement the Lender made certain financial accommodations to the Borrower, as evidenced by that certain Senior Secured Convertible Note dated as of August 14, 2014 in the original principal amount of $10,000,000 (the “Convertible Note”), which financial accommodations were guaranteed by the Guarantor pursuant to the Original Financing Agreement.

WHEREAS, in connection with the Original Financing Agreement, the Borrower and Guarantor granted the Lender a security interest in and to certain of the Borrower’s and Guarantor’s assets pursuant to that certain Security Agreement by and among the Borrower, Guarantor and Lender, dated as of August 14, 2014 (the “Security Agreement”), that certain Securities Pledge Agreement between the Borrower and Lender, dated as of August 14, 2014 (the “Securities Pledge Agreement”), and that certain Collateral Assignment of License Agreement by and among the Borrower, Guarantor and Lender, dated as of August 14, 2014 (the “Collateral Assignment of EERCF License Agreement”).

WHEREAS, in connection with the Original Financing Agreement, the Borrower issued to the Lender a warrant which entitled the Lender to purchase 12,500,000 shares of the Borrower’s Common Stock as evidenced by that certain Warrant executed by the Borrower in favor of the Lender, dated of August 14, 2014 (as amended, the “Warrant”).

WHEREAS, on March 16, 2015, the Borrower, Guarantor and Lender entered into that certain Waiver and Amendment to Financing Agreement and Reaffirmation of Guaranty (the “First Amendment”) which waived certain provisions of the Original Financing Agreement, amended the Warrant and the Original Financing Agreement and resulted in the Borrower issuing a replacement promissory note in replacement for the Convertible Note (the “Replacement Convertible Note”).

WHEREAS, on November 16, 2015, the Borrower, Guarantor and Lender entered into that certain Waiver and Amendment No. 2 to Financing Agreement and Reaffirmation of Guaranty (the “Second Amendment”) which (i) waived a violation of and modified various financial and other covenants and provisions as set forth in the Original Financing Agreement, as amended by the First Amendment, and (ii) allowed the Lender to purchase from the Borrower an additional warrant to purchase up to 5,000,000 shares of Common Stock (the “Second Warrant”) and additional senior secured convertible promissory notes of Borrower (the “Additional Convertible Notes” and, together with the Replacement Convertible Note, the “Existing Convertible Notes”) pursuant to the terms and conditions of the Second Amendment.

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WHEREAS, on January 28, 2016, the Borrower, Guarantor and Lender entered into that certain Amendment No. 3 to Financing Agreement and Reaffirmation of Guaranty (the “Third Amendment” and, together with the Original Financing Agreement, First Amendment and Second Amendment, the “Amended Financing Agreement”) pursuant to which the Lender caused its bank, Silicon Valley Bank (the “Bank”), to issue a standby letter of credit in the amount of $2,000,000 (the “Letter of Credit”) to Bank of America, N.A. (“BofA”), which based on the security provided to BofA by the Letter of Credit, in turn issued to a certain customer of the Borrower (the “Customer”) its letter of credit (the “BofA Letter of Credit”) to permit the Borrower to enter into the Contract for Mercury Capture Program (Contract #100088) (the “Customer Contract”) between the Customer and the Borrower. The BofA Letter of Credit guarantees Borrower’s performance under the Customer Contract.

WHEREAS, in connection with the issuance of the Letter of Credit and the BofA Letter of Credit, the Borrower and Guarantor issued to the Lender (i) a certain warrant to purchase 2,000,000 shares of Common Stock (the “Third Warrant” and, together with the Warrant and Second Warrant, the “Warrants”) and (ii) a certain Senior Secured Letter of Credit Note (the “LC Note”) to evidence any indebtedness owed by Borrower to Lender arising from any draws made under the Letter of Credit.

WHEREAS, the Lender has agreed to exercise the Warrants to acquire 10,000,000 shares of the Borrower’s Common Stock and exchange the principal amount of the Existing Convertible Notes together with all accrued and unpaid interest thereon and remaining unexercised portion of the Warrants for (i) a new senior secured note in the principal amount of $9,646,686, substantially in the form attached here to as Exhibit A (the “Secured Note”), (ii) a subordinated unsecured note in the principal amount of $13,000,000, substantially in the form attached here to as Exhibit B (the “Subordinated Note”) and (iii) consummation of the other transactions as further set forth in this Agreement and the other Transaction Documents.

WHEREAS, in connection with the issuance of the Secured Note and the Subordinated Note and the consummation of other transactions contemplated by this Agreement and the other Transaction Documents, the Borrower, Guarantor and Lender desire to amend and restate the Amended Financing Agreement, without novation, and the Guarantor desires to reaffirm its obligations thereunder;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the Amended Financing Agreement is hereby amended and restated, without novation, to read in its entirety as follows, and, accordingly, the parties agree as follows:

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ARTICLE 1

 DEFINITIONS; CERTAIN TERMS

Section 1.1 Definitions. As used in this Agreement, the following terms have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business line, unit or division of a Person, (b) the acquisition of in excess of 50% of the Equity Interests of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person.

“Additional Convertible Notes” has the meaning set forth in the Recitals.

“Affiliate” means, with respect to a specified Person, another Person that (i) is a director or officer of such specified Person, or (ii) directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified.

“Asset Sale” means the sale, lease, license, conveyance or other disposition of any assets or rights of a Credit Party other than a sublicense to a customer of the right to use any of the Intellectual Property of a Credit Party for its own account in the ordinary course of business.

“Bank” has the meaning set forth in the Recitals.

“Bankruptcy Law” has the meaning set forth in Section 10.1(c).

“BofA” has the meaning set forth in the Recitals.

“BofA Letter of Credit” has the meaning set forth in the Recitals.

“Business Day” means any day other than Saturday or Sunday or any day that banks in New York, New York are required or permitted to close.

“Capital Stock” means (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into, or exchangeable for, Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

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“Cash Equivalent Investment” means, at any time, (a) any evidence of debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case rated at least A-l by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or P-l by Moody’s Investors Service, Inc., (c) any certificate of deposit, time deposit or banker’s acceptance, maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, (d) any repurchase agreement entered into with any commercial banking institution of the nature referred to in clause (c) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder, (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements, and (f) other short term liquid investments approved in writing by Lender.

“Change of Control” means one or more related transactions in which (a) a Credit Party shall, directly or indirectly, (i) consolidate or merge with or into another Person (whether or not such Credit Party is the surviving corporation), (ii) sell, assign, transfer, lease, license, convey or otherwise dispose of all or substantially all of the properties or assets of a Credit Party to another Person, (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than fifty percent (50%) of the outstanding shares of Common Stock or other equity interests (not including any shares of Common Stock of other equity interests held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of Common Stock or equity interests of a Credit Party, or (v) reorganize, recapitalize or reclassify its Common Stock or other equity interests, (b) that with respect to Borrower, any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of fifty percent (50%) of the aggregate ordinary voting power represented by issued and outstanding Common Stock, or (c) the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means the “Collateral” as defined in the Security Agreement.

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“Collateral Assignment of EERCF License Agreement” has the meaning set forth in the Recitals.

“Common Stock” means the common stock, par value $.001 per share, of the Borrower (or any capital stock issued in substitution or exchange for, or otherwise in respect of, such common stock).

“Compliance Certificate” means a certificate signed by a responsible officer of the Borrower, in substantially the form attached hereto as Exhibit C and reasonably satisfactory to the Lender.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Control” means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of a Person or (ii) to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Note” has the meaning set forth in the Recitals.

“Credit Party” means the Borrower and each Guarantor.

“Current Equity Incentive Plans” means the Borrower’s 2014 Equity Incentive Plan, as amended, calling for the issuance of up to 7,500,000 shares of Common Stock.

“Current Interest Rate” means a rate per annum equal to twelve percent (12%).

“Custodian” has the meaning set forth in Section 10.1(c).

“Customer” has the meaning set forth in the Recitals.

“Default Rate” means a rate equal to the Current Interest Rate plus three percent (3.0%) per annum.

“Destruction” means any and all damage to, or loss or destruction of, or loss of title to, all or any portion of the Collateral in excess of $1,000,000 in the aggregate for any Fiscal Year.

“Diligence Date” has the meaning set forth in Section 6.14.

“Disqualification Event” has the meaning set forth in Section 7.5.

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“EBITDA” means, as of any date of determination, for a specified period ending on such date of determination, an amount equal to (a) Net Income, plus (b) in each instance to the extent deducted in the computation of Net Income and without duplication, (i) depreciation, amortization and other non-cash charges (including, but not limited to, common stock or other equity linked securities issued as compensation for services, imputed interest and deferred compensation which is deferred as a result of the requirement to comply with the covenant set forth in Section 8.1 hereof) for such period, but excluding non-cash charges that are an accrual or reserve for a cash expenditure or payment to be made in a future period, plus (ii) interest expense, plus (iii) fees paid during such period to Lenders pursuant to this Agreement, plus (iv) income taxes for such period, all as computed per the methodologies utilized in generating the projections upon which the Financial Covenants in Section 8.1 were based.

“EERCF” means Energy and Environmental Research Center Foundation.

“EERCF License Agreement” means that certain Exclusive Patent and Know-How License Agreement between MES and EERCF dated as of January 15, 2009, as amended.

“Eligible Market” means the NYSE MKT LLC, The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market or The New York Stock Exchange, Inc. (or any successors to the foregoing).

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed to by, any Credit Party or any of their respective Subsidiaries or ERISA Affiliates.

“Environmental Laws” means all applicable federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, the exposure of humans thereto, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all regulatory authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices of violation or similar notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

“Equity Interests” means Capital Stock and all warrants, options and other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock, whether or not such debt security includes the right of participation with Capital Stock).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means, as to any Credit Party, any trade or business (whether or not incorporated) that is a member of a group which includes such Credit Party and which is treated as a single employer under Section 414 of the Code.

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“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30 day notice to the PBGC has been waived by regulation); (b) the failure to meet the minimum funding standards of Sections 412 and 430 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by a Credit Party, any of their respective Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to by a Credit Party, any of their respective Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on a Credit Party, any of their respective Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the withdrawal of a Credit Party, any of their respective Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt of a Credit Party, any of their respective Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the occurrence of an act or omission which could give rise to the imposition on a Credit Party, any of their respective Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Sections 4975 or 4971 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (i) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against a Credit Party, any of their respective Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (j) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; or (k) the imposition of a Lien pursuant to Section 401(a)(29) or 430(k) of the Code or pursuant to ERISA with respect to any Pension Plan.

“Event of Default” has the meaning set forth in Section 10.1.

“Event of Default Notice” has the meaning set forth in Section 10.2(a).

“Event of Default Redemption” has the meaning set forth in Section 10.2(a).

“Event of Default Redemption Notice” has the meaning set forth in Section 10.2(a).

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“Extraordinary Receipts” means any cash received by a Credit Party outside the ordinary course of business (and not consisting of proceeds described in Section 2.3(c)(i) through (c)(iv)), including, without limitation, (a) foreign, United States, state or local tax refunds, (b) pension plan reversions and (c) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action.

“Existing Convertible Notes” has the meaning set forth in the Recitals.

“First Amendment” has the meaning set forth in the Recitals.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year of the Borrower.

“Fiscal Year” means a fiscal year of the Borrower.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision of any of the foregoing, whether state or local, and any agency, authority, commission, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantor” means (i) MES, (ii) each other Subsidiary of a Borrower other than RCF, and (iii) each other Person which guarantees all or any part of the Obligations.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under: (i) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; (ii) other agreements or arrangements designed to manage interest rates or interest rate risk; and (iii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means a holder of a Secured Note or LC Note, which shall be the Lender or a permitted assignee thereof.

“Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, notes or similar instruments whether convertible or not, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all indebtedness referred to in clauses (i) through (v) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, (vii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vi) above; (viii) banker’s acceptances; (ix) the balance deferred and unpaid of the purchase price of any property or services due more than three months after such property is acquired or such services are completed; (x) Hedging Obligations; and (xi) obligations under convertible securities of a Credit Party. In addition, the term “Indebtedness” of a Credit Party includes (a) all Indebtedness of others secured by a Lien on any assets of a Credit Party or their respective Subsidiaries (whether or not such Indebtedness is assumed by a Credit Party or their respective Subsidiaries), and (b) to the extent not otherwise included, the guarantee by a Credit Party of any Indebtedness of any other Person.

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“Insolvent” means, with respect to a Credit Party or its Subsidiaries (taken as a whole and without consideration of any intercompany Indebtedness amongst a Credit Party or its Subsidiaries), (i) the present fair saleable value of a Credit Party or its Subsidiaries’ assets is less than the amount required to pay a Credit Party or its Subsidiaries’ total Indebtedness as applicable, (ii) a Credit Party and/or its Subsidiaries shall become, admit in writing their inability or publicly declare their inability to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) a Credit Party and/or its Subsidiaries has or intends to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature in the ordinary course of business or (iv) a Credit Party and/or its Subsidiaries have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted.

“Intellectual Property Rights” has the meaning provided in Section 6.12.

“Interest Date” has the meaning provided in Section 2.2(a).

“Inventory” has the meaning provided in the UCC.

“Investment” means, with respect to any Person, any investment in another Person, whether by acquisition of any debt security or Equity Interest, by making any loan or advance, by becoming contingently liable in respect of obligations of such other Person or by making an Acquisition.

“Investor/Registration Rights Agreement” means that certain Investor/Registration Rights Agreement between the Borrower and Lender, dated as of August 14, 2014, as amended.

“Issuance Date” has the meaning provided in Section 2.2(a).

“LC Note” has the meaning set forth in the Recitals.

“LC Security Payment” has the meaning provided in Section 2.10(c).

“Lender” has the meaning set forth in the introduction.

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“Letter of Credit” has the meaning set forth in the Recitals.

“Letter of Credit Fee” has the meaning provided in Section 2.10(d).

“Letter of Credit Principal Amount” means all amounts drawn under the Letter of Credit and all other amounts that the Lender may owe to the Bank as a result of a draw under the Letter of Credit.

“Lien” means any mortgage, lien, pledge, security interest, conditional sale or other title retention agreement, charge or other security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease or license in the nature thereof, any option or other agreement to sell or give a security interest in.

“Lock-Up Agreement” means a one-year Lock-Up Agreement entered into by and between the Lender and the Company or the underwriters or placement agents of the Qualifying Offering.

“Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, the Collateral, results of operations or condition (financial or otherwise) of a Credit Party and/or its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and by the other Transaction Documents, or on the authority or ability of a Credit Party and/or its Subsidiaries to fully and timely perform its obligations under any Transaction Document.

“Material Contract” means (a) from and after the incurrence of any Indebtedness permitted under clause (vii) of the definition of “Permitted Indebtedness,” the operative documentation evidencing such Indebtedness, and (b) any contract or other arrangement to which a Credit Party and/or its Subsidiaries is a party (other than the Transaction Documents) that generates gross profit to a Credit Party and/or its Subsidiaries of $1,000,000 or more in any year including, without limitation, the EERCF License Agreement.

“Maturity Date” means the earlier of: (a) December 15, 2018 and (b) such earlier date as the unpaid principal balance of the Secured Note and the LC Note becomes due and payable pursuant to the terms of this Agreement and the Secured Note and the LC Note.

“Mortgage” means a mortgage or deed or trust, in form and substance reasonably satisfactory to the Lender, as it may be amended, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Net Income (Loss)” means, as of any date of determination, as determined in accordance with GAAP, when calculated for a specified period ending on such date of determination, the aggregate of the net income (loss) of a Credit Party and its Subsidiaries for such period (but excluding to the extent included therein any extraordinary gains or losses), provided, that, the effect of any change in accounting principles adopted by a Credit Party and its Subsidiaries, after the date hereof shall be excluded. For the purpose of this definition, net income excludes any gain or loss, together with any related provision for taxes for such gain or loss, realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any Equity Interests of a Credit Party and its Subsidiaries, and any net income realized as a result of changes in accounting principles or the application thereof to a Credit Party and its Subsidiaries.

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“Note” and “Notes” means collectively the Secured Note, Subordinated Note and the LC Note and any additional notes issued by Borrower to the Lender or a permitted assignee of the Lender pursuant to this Agreement or the Subordinated Note, as applicable, as such may be amended, modified, restated or supplemented from time to time.

“Obligations” means any and all obligations, liabilities and indebtedness, including without limitation, principal, interest (including, but not limited to, interest calculated at the Default Rate and post-petition interest in any proceeding under any Bankruptcy Law), and other fees, costs, expenses and other charges and obligations under this Agreement (other than as they relate to the Subordinated Note) or under, relating to or arising out of the other Secured Notes Documents, of the Credit Parties to the Lender and other Holders of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law, in all such cases, arising under this Agreement (other than as they relate to the Subordinated Note) and the other Secured Notes Documents.

“Original Financing Agreement” has the meaning set forth in the Recitals.

“Other Taxes” has the meaning set forth in Section 2.6(b).

“Outside Legal Counsel” means Kleinberg, Kaplan, Wolff & Cohen, P.C.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Sections 412 and 430 of the Code or Section 302 of ERISA.

“Permitted Dispositions” means (i) sales of inventory or equipment to customers in the ordinary course of business, (ii) disposals of obsolete, worn out or surplus equipment in the ordinary course of business, (iii) the granting of Permitted Liens, and (iv) the licensing of patents, trademarks, copyrights and other Intellectual Property Rights in the ordinary course of business consistent with past practice.

“Permitted Indebtedness” means (i) Indebtedness outstanding under the Notes and the other Transaction Documents, (ii) Indebtedness outstanding as of the Closing Date as set forth on Schedule 6.8, (iii) unsecured guaranties in the ordinary course of business of the obligations of suppliers, customers and licensees of a Credit Party and/or its Subsidiaries, (iv) Indebtedness which may be deemed to exist pursuant to any unsecured guaranties with respect to surety and appeal bonds, performance bonds, bid bonds and similar obligations incurred in the ordinary course of business, (v) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts in the ordinary course of business, (vi) intercompany Indebtedness of a Credit Party to another Credit Party; provided, all such intercompany Indebtedness described in this clause (vi) shall be evidenced by notes, which shall be pledged to the Lender and have such terms as the Lender may reasonably require (including, without limitation, to the extent commercially practicable, the grant of a Lien in favor of the applicable Credit Party to secure such Indebtedness), (vii) purchase money Indebtedness and Indebtedness incurred in connection with any capital lease transaction provided the aggregate principal amount of all such Indebtedness at any time outstanding shall not exceed $1,000,000; and (viii) other unsecured Indebtedness in an aggregate amount not to exceed $1,000,000 at any time outstanding; provided, further, that indebtednessincurred in the purchase of equipment and associated items to be used for the fabrication and/or resale of the same to customers pursuant to existing product orders shall be deemed to constitute Permitted Indebtedness if approved by Lender after submission of appropriate documentation to make an informed decision, which approval shall not be unreasonably withheld, delayed or conditioned.

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“Permitted Liens” means (i) Liens in favor of the Lender granted pursuant to any Security Document, (ii) Liens for unpaid taxes, assessments, or other governmental charges or levies that either (A) are not yet delinquent or (B) for which the underlying taxes, assessments, charges or levies are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, (iii) Liens securing judgments for the payment of money not constituting an Event of Default, (iv) Liens outstanding as of the Closing Date as set forth on Schedule 6.8, provided that any such Lien only secures the Indebtedness that it secures on the Closing Date, (v) the interests of lessors under operating leases and licensors under license agreements in each case entered into in the ordinary course of business of the Credit Parties and their Subsidiaries, (vi) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers or suppliers, in each case incurred in the ordinary course of business and not in connection with the borrowing of money and either (A) for amounts that are not yet delinquent or (B) for amounts that are no more than 30 days overdue that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserves or appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, (vii) Liens incurred in the ordinary course of business in connection with workers’ compensation and other unemployment insurance, or to secure the performance of tenders, surety and appeal bonds, bids, leases, government contracts, trade contracts and other similar obligations (exclusive of obligations for the payment of borrowed money), in each case so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof, (viii) rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business, (ix) easements, reservations, rights of way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property in a manner not materially or adversely affecting the value or use of such property, (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods, (xi) Liens securing Permitted Indebtedness described in clause (vii) of the definition of “Permitted Indebtedness” so long as such Liens encumber only those assets acquired with the proceeds of such Indebtedness and (xii) to the extent constituting Liens, encumbrances in favor of correspondents or agents on account of fulfilled wire transfers for which payment has not been received.

“Permitted Redemption” has the meaning set forth in Section 2.3(b)(i).

“Permitted Redemption Amount” has the meaning set forth in Section 2.3(b)(i).

“Permitted Redemption Date” means the date on which the Borrower has elected to redeem the Secured Note in accordance with Section 2.3(b).

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“Permitted Redemption Notice” has the meaning set forth in Section 2.3(b)(i).

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Plan” means any Multiemployer Plan or Pension Plan.

“Principal Market” means the OTC QB.

“Principal Payment Date” has the meaning set forth in Section 2.3(a).

“Proceeding” has the meaning set forth in Section 6.15.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Qualifying Offering” shall have the meaning set forth in Section 5.1(a).

“RCF” means Rebel Crew Films, Inc., a California corporation.

“Reaffirmation of Security Documents” means that certain Reaffirmation of Security Documents dated as of the Closing Date in the form of Exhibit D by and between the Borrower and the Lender.

“Registration Rights Letter” means that certain Registration Rights Letter dated as of the Closing Date in the form of Exhibit E by and between the Borrower and the Lender.

“Replacement Convertible Note” has the meaning set forth in the Recitals.

“Schedules” has the meaning set forth in ARTICLE 6.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning in Section 6.27.

“Second Amendment” has the meaning set forth in the Recitals.

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“Second Warrant” has the meaning set forth in the Recitals.

“Secured Note” has the meaning set forth in the Recitals. Should the Lender elect (subject to compliance with the terms of this Agreement and the Secured Note) to cause one or more persons or entities to hold a portion of the Secured Note, then the Secured Note may be subdivided into multiple notes and the term “Secured Note” shall include each separate Secured Note as the respective Holders’ interests may appear, and the term “Lender” in such instance shall refer to each Holder of a Secured Note as his, her or its interest may appear.

“Secured Notes Documents” means this Agreement, the Secured Note, the LC Note, the Security Documents and the Reaffirmation of Security Documents.

“Securities Pledge Agreement” has the meaning set forth in the Recitals.

“Security Agreement” has the meaning set forth in the Recitals.

“Security Documents” means the Security Agreement, the Collateral Assignment of EERCF License Agreement, the Securities Pledge Agreement, and all other instruments, documents and agreements delivered by the Credit Parties in order to grant to the Lender, a Lien on any real, personal or mixed Property of the Credit Parties as security for the Obligations.

“Subordinated Note” has the meaning set forth in the Recitals.

“Subsidiaries” has the meaning set forth in Section 6.1.

“Taking” means any taking of any property of a Credit Party or any of its Subsidiaries or any portion thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use of such assets or any portion thereof, by any Governmental Authority, civil or military (i) in excess of $1,000,000 in the aggregate for any Fiscal Year or (ii) that results, either individually or in the aggregate, in a Material Adverse Effect.

“Taxes” has the meaning set forth in Section 2.6(a).

“Transaction Documents” means this Agreement, the other Secured Notes Documents, the Subordinated Note, the Registration Rights Letter and each of the other agreements, documents and certificates entered into by the parties hereto in connection with the transactions contemplated by this Agreement.

“Transfer Agent” has the meaning set forth in Section 2.9.

“UCC” means the uniform commercial code as in effect in any applicable jurisdiction.

“Unasserted Contingent Obligations” means Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding Obligations in respect of the principal of, and interest and premium (if any) on, and fees and expenses relating to, any Obligation) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

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Section 1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise: (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible. References in this Agreement to “determination” by the Lender include good faith estimates by the Lender (in the case of quantitative determinations) and good faith beliefs by the Lender (in the case of qualitative determinations).

Section 1.3 Accounting and Other Terms.

Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the financial statements delivered to the Lender pursuant to Section 8.2. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value”, as defined therein.

Section 1.4 Effect of this Agreement on the Amended Financing Agreement.

Upon effectiveness this Agreement shall be binding on Borrower, Guarantor and Lender, and the Amended Financing Agreement and the provisions thereof shall be replaced in their entirety by this Agreement and the provisions hereof, with the parties hereby agreeing that there is no novation of the Amended Financing Agreement; provided that the Collateral and the Security Documents shall continue to secure, guarantee, support and otherwise benefit the Obligations of the Credit Parties under this Agreement and the other Secured Notes Documents. Upon the effectiveness of this Agreement, each Security Document that was in effect immediately prior to the date of this Agreement shall continue to be effective and, unless the context otherwise requires, any reference to the “Financing Agreement” contained therein shall be deemed to refer to this Agreement.

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ARTICLE 2

BORROWERS’ AND THE BORROWER’S AUTHORIZATION OF ISSUE

Section 2.1 The Secured Note. The Borrower has authorized the issue to the Lender of the Secured Note, to be dated as of the date of issue thereof, to mature on the Maturity Date, and to bear interest as provided in Section 2.2. The Borrower shall repay the outstanding principal balance of the Secured Note in full in cash on the Maturity Date, unless accelerated in accordance with Section 10.2 or redeemed or prepaid in accordance with Section 2.3.

Section 2.2 Interest. The Borrower shall pay interest on the unpaid principal amount of the Secured Note at the rates, time and manner set forth below:

(a) Rate of Interest. The Secured Note shall bear interest on the unpaid principal amount thereof from the date issued through the date the Secured Note is paid in full in cash (whether upon final maturity, by redemption, prepayment, acceleration or otherwise) at the Current Interest Rate. Interest on the Secured Note shall be computed on the basis of a 360-day year and actual days elapsed and shall be payable quarterly, in arrears, on or before the last day of each Fiscal Quarter (each, an “Interest Date”) during the period beginning on the date the Secured Note is issued (the “Issuance Date”) and ending on, and including, the date on which the Obligations under the Secured Note are paid in full.

(b) Interest Payments. Interest on the Secured Note shall be payable on or before each Interest Date or at any such other time the Secured Note becomes due and payable (whether by acceleration, redemption or otherwise) to the Lender on the applicable Interest Date. Each Interest Date shall be considered the last day of an accrual period for U.S. federal income tax purposes. Any payment of interest due and owing on the Secured Note shall be made by cash only by wire transfer of immediately available funds.

(c) Default Rate. At the election of the Lender and following the delivery of written notice of such election to the Borrower following the occurrence and during the continuation of any Event of Default (or automatically while any Event of Default under subsection 10.1(c) or 10.1(d) exists), the Secured Note shall bear interest (including post-petition interest in any proceeding under any Bankruptcy Law) on the unpaid principal amount thereof at the Default Rate from the date of receipt of such written notice through and including the date such Event of Default is waived or, to the extent expressly provided herein, cured. In the event that such Event of Default is subsequently waived or, to the extent expressly provided herein, cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such waiver or cure; provided that interest as calculated and unpaid at the Default Rate during the continuance of such Event of Default shall continue to be due to the extent relating to the days after the imposition of the Default Rate as set forth above through and including the date on which such Event of Default is waived or, to the extent expressly provided herein, cured. All such interest shall be payable to the Lender on demand of the Lender or other Holders.

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(d) Savings Clause. In no contingency or event shall the interest rate charged pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lender or other Holders received interest hereunder in excess of the highest applicable rate, the amount of such excess interest shall be applied against the principal amount then outstanding under the Secured Note to the extent permitted by applicable law, and any excess interest remaining after such application shall be refunded promptly to the Borrower.

Section 2.3 Scheduled Principal Redemptions.

(a) Commencing on June 15, 2017 and continuing on each of September 15, December 15, March 15 and June 15 thereafter (each a “Principal Payment Date”) (provided that such Principal Payment Date is a Business Day, and otherwise on the next succeeding Business Day), the Borrower shall pay principal on the Secured Note in equal installments of (i) $500,000 per Principal Payment Date for the 2017 calendar year, (ii) $625,000 per Principal Payment Date for the 2018 calendar year, and (iii) thereafter $750,000 per Principal Payment Date, with a final payment of all outstanding principal together with such other amounts as shall then be due and owing from Borrower to Lender under the Secured Note and the Secured Notes Documents on the Maturity Date or the date on which the indebtedness evidenced hereby is accelerated as provided herein.

(b) Permitted Redemption.

(i) The Borrower may, at its option, elect to pay to the Lender and all of the other Holders the Permitted Redemption Amount (as defined below), on the specified Permitted Redemption Date, by redeeming, in whole or in part, amounts outstanding under the Secured Note (the “Permitted Redemption”). On or prior to the date which is the second (2nd) Business Day prior to the proposed Permitted Redemption Date, the Borrower shall deliver written notice (the “Permitted Redemption Notice”) to the Lender and all of the other Holders stating: (i) that the Borrower elects to redeem the Secured Note pursuant to the Permitted Redemption and (ii) the proposed Permitted Redemption Date. The “Permitted Redemption Amount” shall be in increments of not less than $100,000 of the aggregate outstanding principal amount of the Secured Note as of the Permitted Redemption Date, plus all accrued and unpaid interest and fees with respect to such principal amount as of the Permitted Redemption Date, plus all other amounts due under the Secured Notes Documents with respect to the principal amount of the Secured Note as of the Permitted Redemption Date.

(ii) A Permitted Redemption Notice delivered pursuant to this subsection shall be irrevocable. If the Borrower elects to redeem the Secured Note pursuant to a Permitted Redemption under this Section 2.3(b), then the Permitted Redemption Amount which will be paid to the Lender and if applicable, the other Holders, on the Permitted Redemption Date by wire transfer of immediately available funds.

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(c) Mandatory Prepayments.

(i) Within five (5) days following the date of receipt by a Credit Party of any net cash proceeds in excess of $1,000,000 in the aggregate in any Fiscal Year from any Asset Sales (other than any Permitted Dispositions (except pursuant to clause (iii) of such definition)), the Borrower shall prepay the Secured Note and LC Note in an aggregate amount equal to 100% of such net cash proceeds. For purposes hereof, net cash proceeds of a transaction will be the cash proceeds received by a Credit Party from the transaction as reduced by the costs, fees and expenses incurred by it in negotiating and consummating the transaction.

(ii) Within five (5) days following the date of receipt by a Credit Party, or the Lender as loss payee, of any net cash proceeds from any Destruction or Taking, the Borrower shall prepay the Secured Note and LC Note in an aggregate amount equal to 100% of such net cash proceeds, provided, so long as no Event of Default (or event or circumstance that, with the passage of time, the giving of notice, or both, would become an Event of Default) shall have occurred and be continuing on the date of receipt thereof or caused thereby, Borrower shall have the option to apply such net cash proceeds, prior to the date that is 180 days following receipt thereof, for purposes of the repair, restoration or replacement of the applicable assets thereof, and any net cash proceeds so applied shall not be applied toward prepayment of the Secured Note or LC Note.

(iii) Within five (5) Business Days following the date of receipt by the Borrower of any net cash proceeds in an offering of Equity Interests of the Borrower, the Borrower shall prepay the Secured Note and LC Note in an aggregate amount equal to fifty percent (50%) of the gross proceeds of such equity offering; provided that the Borrower shall prepay the Secured Note and LC Note in an amount equal to $5,000,000 from the net cash proceeds of the Qualifying Offering.

(iv) Within five (5) days following the date of receipt by a Credit Party of any net cash proceeds from the incurrence of any Indebtedness of a Credit Party (other than with respect to Permitted Indebtedness), the Borrower shall prepay the Secured Note and LC Note in an aggregate amount equal to 100% of such net cash proceeds.

(v) No later than five (5) days following the date of receipt a Credit Party of any Extraordinary Receipts, the Borrower shall prepay the Secured Note and LC Note in an aggregate amount equal to 100% of such Extraordinary Receipts; provided that no payment shall be required pursuant to this Section 2.3(c)(v) unless the amount of Extraordinary Receipts received on such date exceeds $1,000,000 in the aggregate in any Fiscal Year.

(vi) Concurrently with any prepayment of the Secured Note and LC Note pursuant to this Section 2.3(c) the Borrower shall deliver to the Lender a certificate of an authorized officer thereof demonstrating the calculation of the amount of the applicable proceeds.

Section 2.4 Payments. Whenever any payment of cash is to be made by the Borrower to any Person pursuant to the Secured Note, LC Note or other Secured Notes Documents, such payment shall be made in lawful money of the United States of America by a wire transfer to, subject to the next sentence, the account identified by such Person in writing to the Borrower. Whenever any amount expressed to be due by the terms of the Secured Note or LC Note are due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which the Secured Note or LC Note are paid in full in cash, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. Any amount due under the Secured Notes Documents which is not paid when due shall accrue interest at the Default Rate from the date such amount was due until the same is paid in full in cash. Such interest shall continue to accrue post-petition in any proceeding under any Bankruptcy Law.

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Section 2.5 [Reserved].

Section 2.6 Taxes.

(a) Any and all payments by or on behalf of the Borrower hereunder and under any Secured Notes Document shall be made, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or with the Borrower that are or would be applicable to the Lender or other Holders, and all liabilities with respect thereto, excluding (x) (1) income taxes imposed on the net income of the Lender or other Holders (including branch profits taxes) and (2) franchise taxes imposed on the net income of the Lender or other Holders, in each case by the jurisdiction under the laws of which such Holder is organized or qualified to do business or a jurisdiction or any political subdivision thereof in which the Lender or other Holders engages in business activity other than activity arising solely from such Holder having executed this Agreement and having enjoyed its rights and performed its obligations under this Agreement or any Secured Notes Document and (y) any U.S. federal withholding tax or U.S. federal backup withholding tax (in the case of any Holder) that is imposed with respect to amounts payable to such Holder at the time such Holder becomes a party to this Agreement (or designates a new lending office) or is attributable to such Holder’s failure to comply with this Section 2.6 (all such non-excluded taxes, levies, imposts, deductions, charges, with the Borrower and liabilities, collectively or individually, being called “Taxes”). If Borrower must deduct any Taxes from or in respect of any sum payable hereunder or under any other Secured Notes Document to the Lender or other Holders: (A) the sum payable shall be increased by the amount (an “additional amount”) necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.6), the Lender or such other Holder shall receive an amount equal to the sum it would have received had no such deductions been made, (B) Borrower shall make such deductions and (C) Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) The Borrower will pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise taxes, or similar charges or levies that arise from any payment made hereunder or under any Secured Notes Document, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any Secured Notes Document that are or would be applicable to the Holders (“Other Taxes”).

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(c) The Borrower agrees to indemnify the Lender and any other Holder for the full amount of Taxes and Other Taxes paid by Lender or any such other Holder and any liability (including penalties, interest and expenses (including reasonable attorney’s fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by the Lender or other Holders absent manifest error, shall be final conclusive and binding for all purposes. Such indemnification shall be made within thirty (30) days after the date such Holder makes written demand therefor. The Borrower shall have the right to receive that portion of any refund of any Taxes and Other Taxes received by the Lender or other Holder, for which Borrower has previously paid any additional amount or indemnified such Holder and which leaves such Holder, after Borrower’s receipt thereof, in no better or worse financial position than if no such Taxes or Other Taxes had been imposed or additional amounts or indemnification paid to the Lender or other Holders.

Section 2.7 Reissuance.

(a) Transfer. If the Secured Note or LC Note is to be transferred, such transfers shall be made in accordance with Section 11.8, and the Lender or other Holder shall surrender such Secured Note or LC Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Lender or other Holder a new Secured Note or LC Note (in accordance with this Section 2.7, registered as the Lender or other Holder may request, representing the outstanding principal being transferred by the Lender or other Holder and, if less than the entire outstanding principal is being transferred, a new Secured Note or LC Note (in accordance with this Section 2.7) to the Lender or other Holder representing the outstanding principal not being transferred.

(b) Lost, Stolen or Mutilated Secured Note or LC Note. Upon receipt by the Borrower of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of any Secured Note or LC Note and: (i) in the case of loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Borrower (provided, however, that if the Lender or other Holder is an institutional investor, the affidavit of an authorized partner or officer of such Lender or other Holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no separate indemnity agreement or other security shall be required, provided that the party that lost the Secured Note or LC Note shall remain liable to the Borrower should such lost note ultimately result in loss or liability to Borrower), and (ii) in the case of mutilation, upon surrender and cancellation of the mutilated Secured Note or LC Note, the Borrower shall execute and deliver to the Lender or other Holder a new Secured Note or LC Note (in accordance with this Section 2.7) representing the outstanding principal.

(c) Secured Note or LC Note Exchangeable for Different Denominations. The Secured Note or LC Note is exchangeable, upon the surrender thereof by the Lender or other Holder at the principal office of the Borrower, for a new Secured Note or LC Note or Secured Notes or LC Notes (in accordance with this Section 2.7) representing in the aggregate the outstanding principal of the surrendered Secured Note or LC Note, and each such new Secured Notes or LC Notes will represent such portion of such outstanding principal as is designated by the Lender or other Holder at the time of such surrender.

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(d) Issuance of New Secured Notes or LC Notes. Whenever the Borrower is required to issue a new Secured Note or LC Note pursuant to the terms of this Agreement, such new Secured Note or LC Note: (i) shall be of like tenor with the Secured Note or LC Note being replaced, (ii) shall represent, as indicated on the face of such new Secured Note or LC Note, the principal remaining outstanding (or, in the case of a new Secured Note or LC Note being issued pursuant to paragraph (a) or (b) of this Section 2.7, the principal designated by the Lender or other Holder which, when added to the principal represented by the other new Secured Notes or LC Notes issued in connection with such issuance, does not exceed the principal remaining outstanding under the Secured Note or LC Note being replaced immediately prior to such issuance of new Secured Notes or LC Notes), (iii) shall have an issuance date, as indicated on the face of such new Secured Note or LC Note, which is the same as the Issuance Date of the Secured Note or LC Note being replaced, (iv) shall have the same rights and conditions as the Secured Note or LC Note being replaced, and (v) shall represent accrued interest on the principal of the Secured Note or LC Note being replaced, from the Issuance Date.

Section 2.8 Register. The Borrower shall maintain at its principal executive office (or such other office or agency of the Borrower as it may designate by notice to each holder of Secured Notes or LC Notes), a register for the Secured Notes or LC Notes in which the Borrower shall record the name and address of the Person in whose name the Secured Notes or LC Notes have been issued (including the name and address of each transferee) and the principal amount of Secured Notes or LC Notes held by such Person. The Borrower shall keep the register open and available at all times during business hours for inspection of any Holder or its legal representatives.

Section 2.9 Maintenance of Register. Notwithstanding anything to the contrary contained herein, the Secured Notes or LC Notes are registered obligations and the right, title, and interest of each Lender and its assignees in and to such Secured Notes or LC Notes shall be transferable only upon notation of such transfer in a register to be maintained by the Borrower for so long as it acts as its own registration agent for the Secured Notes or LC Notes, and by the transfer agent (the “Transfer Agent”) used for the Borrower’s Common Stock should it elect to no longer act as transfer agent for the Secured Notes or LC Notes. The Secured Notes or LC Notes shall only evidence a Lender’s or its assignee’s right, title and interest in and to the related Secured Notes or LC Notes, and in no event is any such Secured Note or LC Note to be considered a bearer instrument or obligation. This Section 2.9 shall be construed so that the Secured Notes or LC Notes are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations promulgated thereunder.

Section 2.10 Letter of Credit.

(a) Issuance of Letter of Credit. In connection with the issuance of the Letter of Credit to BofA and the issuance of the BofA Letter of Credit to the Customer for the benefit of Borrower, the Borrower issued the Lender the LC Note to evidence the obligation of the Borrower to pay to the Lender the Letter of Credit Principal Amount. The Letter of Credit and the Bank of America Letter of Credit are in the forms previously agreed by the Lender, the Bank, the Borrower, BofA and the Customer. The Lender shall have the right to cause the Letter of Credit to expire at any time on or after the second anniversary of its issue date unless the Letter of Credit has been previously terminated.

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(b) Draws under the Letter of Credit. If any amount is drawn under the Letter of Credit, the Letter of Credit Principal Amount shall be deemed a loan by the Lender to the Borrower in the amount of the Letter of Credit Principal Amount, which Letter of Credit Principal Amount will be increased from time to time to reflect subsequent draws on the Letter of Credit or additional amounts owed by the Lender to the Bank as a result of draws on the Letter of Credit. The Lender shall give the Borrower notice of any draw on the Letter of Credit and the amount of the Letter of Credit Principal Amount and any increases in the Letter of Credit Principal Amount; provided, however, the failure to give any such notice or notices shall not diminish or impair the Letter of Credit Principal Amount or Borrower’s obligation to pay the Lender the Letter of Credit Principal Amount and all interest owed thereon. The obligation of the Borrower to pay to the Lender the Letter of Credit Principal Amount will be evidenced by the LC Note and payable to the Lender pursuant to the terms of the LC Note. Notwithstanding any other term of this Agreement, amounts owed under the LC Note may be repaid at any time on two (2) Business Day’s prior written notice to the Lender.

(c) Security for Letter of Credit in the Case of an Occurrence of an Event of Default. If an Event of Default occurs, the Lender shall demand that the Borrower immediately pay to the Lender one hundred ten percent (110%) of the full amount then available for drawing under the Letter of Credit (the “LC Security Payment”), and the Borrower agrees to immediately make such payment and acknowledges and agrees that the Lender would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Lender shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under the Letter of Credit. The LC Security Payment shall be used to further secure the Borrower’s reimbursement obligation with respect to draws under the Letter of Credit and all amounts owed by the Lender to the Bank as a result of such draws and all of the Obligations. Upon the cancellation of the Letter of Credit and the payments of the Obligations in full in cash, the Lender shall return to the Borrower any of the LC Security Payment not used to satisfy the Letter of Credit Principal Amount and the other Obligations.

(d) Letter of Credit Fee. In consideration for the issuance of the Letter of Credit and the BofA Letter of Credit for the benefit of the Borrower, the Borrower shall pay to the Lender a fee equal to twelve percent (12%) per annum of the amount available to be drawn by BofA under the Letter of Credit, calculated on the basis of a 360-day year and actual days elapsed, including the date of issuance of the Letter of Credit and the date that the Letter of Credit is terminated (the “Letter of Credit Fee”). The portion of the Letter of Credit Fee with respect to each month shall be paid in cash on or before the last day of each calendar month.

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(e) Obligations Absolute. The Borrower’s obligation to pay to the Lender the Letter of Credit Principal Amount shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the Transaction Documents under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of the Letter of Credit or the BofA Letter of Credit, this Agreement or any Transaction Documents, or any term or provision herein or therein, (ii) any draft or other document presented under the Letter of Credit or the BofA Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Bank or BofA under the Letter of Credit or the BofA Letter of Credit, respectively, against presentation of a draft or other document that does not strictly comply with the terms of the Letter of Credit or the BofA Letter of Credit, as applicable, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. The Lender shall not have any liability or responsibility by reason of or in connection with the issuance or transfer of the Letter of Credit or the BofA Letter of Credit or any payment or failure to make any payment thereunder by the Bank or BofA (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to the Letter of Credit or the BofA Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Bank or BofA. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of the Letter of Credit or BofA Letter of Credit, the Bank or BofA, as applicable, may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of the Letter of Credit or the BofA Letter of Credit, as applicable.

(f) Cancellation of the LC Note. The LC Note shall only be cancelled by the Lender upon (i) the cancellation of the Letter of Credit and the payment of all amounts owed to the Lender under the LC Note or (ii) the payment of all amounts owed to the Lender under the LC Note and receipt by the Lender of the LC Security Payment.

(g) Guaranty of the Payment to Lender of Amounts Drawn on the Letter of Credit. The Guarantor hereby guarantees (i) the payment of all amounts owed under the LC Note and (ii) the payment of the LC Security Payment in the case of an Event of Default or the LC Security Payment is otherwise required to be paid under the terms of this Agreement.

(h) Obligations. The Obligations shall include without limitation the Letter of Credit Principal Amount. Notwithstanding that no amount may be then owing on the LC Note, the Obligations arising from the Letter of Credit will be deemed to be outstanding and unsatisfied so long as the Letter of Credit is outstanding and the Borrower has not provided to Lender the LC Security Payment.

Section 2.11 The Subordinated Note. The Borrower has authorized the issue to the Lender of the Subordinated Note, to be dated as of the date of issue thereof, to mature and to bear interest as provided therein. The Borrower shall repay the outstanding principal balance of the Subordinated Note in full in cash on the “Maturity Date” (as defined in the Subordinated Note), unless accelerated, redeemed or prepaid in accordance the terms thereof.

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ARTICLE 3

PURCHASE AND SALE OF THE SECURED NOTE AND SUBORDINATED NOTE

Section 3.1 Closing. In consideration for the Lender’s surrender of the Existing Convertible Notes and unexercised portion of the Warrants the Borrower shall issue to the Lender, and the Lender shall acquire from the Borrower on the Closing Date (as defined below), the Secured Note and the Subordinated Note. The closing (the “Closing”) of the transactions contemplated by this Agreement and the other Transaction Documents shall occur at the offices of Sugar Felsenthal Grais & Hammer, LLP 30 North LaSalle Street, Suite 3000, Chicago, Illinois 60602 or such other place as is mutually agreed to by the Borrower and the Lender. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., Chicago time, on the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Section 4.1 and Section 5.1 below (or such later date or time as is mutually agreed to by the Borrower and the Lender). On the Closing Date, the following transactions will occur:

(a) Lender shall surrender for cancellation the Existing Convertible Notes and unexercised portion of the Warrants to the Borrower;

(b) the Amended Financing Agreement shall be amended and restated, without novation, in its entirety by this Agreement;

(c) Borrower shall issue and deliver to Lender the Secured Note and the Subordinated Note, each registered in the name of Lender or its designee;

(d) Lender shall exercise such portion of the Warrants such that it shall receive 10,000,000 shares of Common Stock upon such exercise; and

(e) automatically and without further action of the parties, the unexercised portion of the Warrants, the Existing Convertible Notes and the Investor/Registration Rights Agreement shall be terminated and cancelled and be of no further force and effect.

ARTICLE 4

CONDITIONS TO THE BORROWER’S OBLIGATIONS

Section 4.1 Closing. The obligations of the Borrower hereunder to consummate the transactions under this Agreement and the other Transaction Documents at the Closing are subject to the satisfaction or waiver, at or before the Closing Date, of each of the following conditions:

(a) Lender shall have executed a Lock-Up Agreement and each of the Transaction Documents to which it is a party and delivered the same to the Borrower;

(b) Lender shall have surrendered to Borrower for exchange the Existing Convertible Notes; and

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(c) Lender shall have surrendered to Borrower for cancellation the unexercised portion of the Warrants.

ARTICLE 5

CONDITIONS TO LENDER’S OBLIGATIONS

Section 5.1 Closing. The obligation of the Lender hereunder to consummate the transactions under this Agreement and the other Transaction Documents at the Closing is subject to the satisfaction or waiver, at or before the Closing Date, of each of the following conditions:

(a) Borrower shall have completed an offering of Equity Interests resulting in gross proceeds of at least US$10,000,000 by December 31, 2016 (the “Qualifying Offering”);

(b) Borrower shall have executed and delivered to the Lender the Secured Note, the Subordinated Note and the Registration Rights Letter;

(c) Borrower and MES, as applicable, shall have executed and delivered to the Lender the Reaffirmation of Security Documents, each of the other Transaction Documents to which it is a party (other than the Transaction Documents contemplated to be executed and delivered to the Lender pursuant to the other subsections of this Section 5.1);

(d) [reserved];

(e) Borrower and MES, as applicable, shall have executed (to the extent applicable) and/or delivered, or caused to be delivered, to the Lender such other documents relating to the transactions contemplated by this Agreement as the Lender or its counsel may reasonably request.

(f) Borrower and MES shall have executed and delivered, or caused to be delivered, to the Lender:

(i) a certificate evidencing its incorporation and good standing in its jurisdiction of incorporation issued by the Secretary of State of such jurisdiction, as of a date reasonably proximate to the Closing Date;

(ii) a certificate evidencing its qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which such Person has filed for qualification to conduct business since January 28, 2016 and failure to so qualify would cause a Material Adverse Effect, as of a date reasonably proximate to the Closing Date; and

(iii) a certificate, executed by the secretary of the Borrower and MES, as applicable, and dated the Closing Date, as to (A) the resolutions consistent with Section 6.2 as adopted by such Person’s board of directors (or similar governing body) in a form reasonably acceptable to the Lender, (B) the Borrower’s and MES’ articles or certificate of incorporation (or similar document) certified as of a recent date from the Secretary of State of the applicable jurisdiction, each as in effect at the Closing, (C) the Borrower’s and MES’ bylaws (or similar document), each as in effect at the Closing, and (D) no action having been taken by the Borrower, MES or their respective stockholders or directors in contemplation of any amendments to items (A), (B), or (C) listed in this Section 5.1(f)(iii), as certified in the form attached hereto as Exhibit C.

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(g) The Borrower and MES shall have obtained and delivered to Lender:

(i) the opinions of Outside Legal Counsel, dated the Closing Date;

(ii) all governmental, regulatory and third party consents and approvals, if any, necessary for the execution of this Agreement and the sale and issuance and transfer of the Notes pursuant hereto at the Closing; and

(iii) a certificate from the chief financial officer of the Borrower in form and substance satisfactory to the Lender, supporting the conclusions that, after giving effect to the transactions contemplated by the Transaction Documents, the Borrower and MES are not Insolvent.

(h) certificates from the Borrower’s insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to this Agreement is in full force and effect, together with endorsements naming the Lender as additional insured and lender’s loss payee thereunder.

(i) Since November 1, 2016, there shall have been no change which has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(j) The representations and warranties of the Borrower and MES shall be true and correct in all material respects (without duplication of any materiality qualifiers) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects (without duplication of any materiality qualifiers) as of such specific date), and the Borrower and MES shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Credit Parties at or prior to the Closing Date. The Lender shall have received certificates, executed by the chief executive officer of the Borrower and MES, dated the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Lender.

(k) No Event of Default (or event or circumstance that, with the passage of time, the giving of notice, or both, would become an Event of Default) shall have occurred and be continuing or would result from the transactions contemplated at the Closing.

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ARTICLE 6

CREDIT PARTIES’ REPRESENTATIONS AND WARRANTIES

As an inducement to the Lender to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Credit Parties jointly and severally represents and warrants to the Lender that each and all of the following representations and warranties (as supplemented by the disclosure schedules delivered to the Lender contemporaneously with the execution and delivery of this Agreement (the “Schedules”)) are true and correct in all material respects (without duplication of any materiality qualifiers) as of the Closing Date. The Schedules shall be arranged by the Borrower in paragraphs corresponding to the sections and subsections contained in this ARTICLE 6.

Section 6.1 Organization and Qualification. The Credit Parties and each of their Subsidiaries (which, for purposes of this Agreement, means any entity in which a Credit Party, directly or indirectly, owns at least 50% of the Capital Stock or other Equity Interests) (“Subsidiaries”) are entities duly incorporated or organized and validly existing in good standing under the laws of the jurisdiction in which they are formed or incorporated, and have the requisite power and authorization to own their properties and carry on their business as now being conducted. The Credit Parties are duly qualified as foreign entities to do business and are in good standing in every jurisdiction in which their ownership of property or the nature of the business conducted by them makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have, either individually or in the aggregate, a Material Adverse Effect.

Section 6.2 Authorization; Enforcement; Validity. Each of the Credit Parties has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which, in each case, such Person is a party. The execution and delivery of the Transaction Documents by the applicable Credit Parties have been duly authorized by the applicable Credit Parties’ respective board of directors (or other governing body) and the consummation by the Credit Parties of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes, have been duly authorized by the respective Credit Party’s board of directors (or other governing body), and (other than the filing with the SEC of one or more registration statements in accordance with the requirements of the Registration Rights Letter and other than filings as may be required by state securities agencies) no further filing, consent, or authorization is required by any Credit Party, its board of directors (or other governing body) or its stockholders. This Agreement and the other Transaction Documents have been duly executed and delivered by each of the Credit Parties thereto, and (assuming due authorization, execution and delivery by the Lender and any other parties thereto) constitute the legal, valid and binding obligations of each of the Credit Parties party thereto, enforceable against each of such Credit Parties in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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Section 6.3 Issuance of Notes. The Notes are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof.

Section 6.4 No Conflicts. Except as set forth in Schedule 6.4, neither the execution, delivery and performance of the Transaction Documents by the Credit Parties party thereto, as applicable, the consummation by the Credit Parties of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes) will (i) result in a violation of the Credit Parties’ certificate or articles of incorporation or bylaws or other governing documents, or the terms of any Capital Stock or other Equity Interests of the Credit Parties; (ii) conflict with, or constitute a breach or default (or an event which, with notice or lapse of time or both, would become a breach or default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Contract to which the Credit Parties or any of their Subsidiaries is a party; (iii) result in any “price reset” or other material change in or other modification to the terms of any Indebtedness, Equity Interests or other securities of the Credit Parties or any of their Subsidiaries; or (iv) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, (A) any Environmental Laws, or (B) federal and state securities laws and regulations and the rules and regulations of the Principal Market), which, for purposes of clauses (ii), (iii) and (iv), would reasonably be expected to result in a Material Adverse Effect.

Section 6.5 Consents. Except as set forth in Schedule 6.5, no Credit Party is required to obtain any consent, authorization, approval, order, license, franchise, permit, certificate or accreditation of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or authority or any other Person (including, without limitation, any stockholder of the Borrower) in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof, except as would not reasonably be expected to result in a Material Adverse Effect. All of the foregoing consents, authorizations, approvals, orders, licenses, franchises, permits, certificates or accreditations of, filings and registrations which the Credit Parties are required to make or obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date or will be obtained or made in accordance with applicable law, and each Credit Party is unaware of any facts or circumstances which might prevent any of the Credit Parties from making, obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Borrower is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

Section 6.6 Subsidiary Rights. Except as set forth in Schedule 6.6, each Credit Party has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital and other equity securities of the Guarantor as owned by such Credit Party.

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Section 6.7 Equity Capitalization. As of the Closing Date, the authorized Capital Stock and the issued and outstanding Equity Interests of the Borrower and MES are as set forth on Schedule 6.7. All of such outstanding shares of Capital Stock or other Equity Interests of the Credit Parties have been duly authorized, validly issued and are fully paid and nonassessable and are owned by the Persons and in the amounts set forth on Schedule 6.7. Except as disclosed on Schedule 6.7: (a) none of the Credit Parties’ Capital Stock or other Equity Interest in the Credit Parties are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Credit Parties; (b) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any Capital Stock or other Equity Interest in the Credit Parties, or contracts, commitments, understandings or arrangements by which the Credit Parties are or may become bound to issue additional Capital Stock or other Equity Interest in the Credit Parties or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any Capital Stock or other Equity Interest in the Credit Parties; (c) there are no agreements or arrangements under which the Credit Parties are obligated to register the sale of any of its securities under the 1933 Act, as amended (except pursuant to the Registration Rights Letter); (d) there are no outstanding securities or instruments of the Credit Parties which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Credit Parties are or may become bound to redeem a security of the Credit Parties; and (e) none of the Credit Parties have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. Prior to the Closing, the Borrower and MES have provided to the Lenders true, correct and complete copies of (i) the Borrower’s and MES’ certificate or articles of incorporation (or other applicable governing document), as amended and as in effect on the Closing Date, and (ii) the Borrower’s and MES’ bylaws, as amended and as in effect on the Closing Date (or other applicable governing document). Schedule 6.7 identifies all outstanding securities convertible into, or exercisable or exchangeable for, shares of Capital Stock or other Equity Interests in any of the Credit Parties.

Section 6.8 Indebtedness and Other Contracts. Except as disclosed on Schedule 6.8, neither of the Credit Parties (i) have any outstanding Indebtedness, other than Permitted Indebtedness, (ii) are parties to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, or (iii) are in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness or any contract, agreement or instrument entered into in connection therewith that could reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.

Section 6.9 Off Balance Sheet Arrangements. Except as set forth in Schedule 6.9, there is no transaction, arrangement, or other relationship between any of the Credit Parties and an unconsolidated or other off balance sheet entity that would be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect.

Section 6.10 Ranking of Notes. No Indebtedness of any of the Credit Parties or any of their Subsidiaries will rank senior to or pari passu with the Secured Note or LC Note in right of payment or collectability, whether with respect to payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise (other than Permitted Indebtedness). All Indebtedness due under the Subordinated Note shall be pari passu in right of payment, whether with respect to payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise, to all other current and future unsecured subordinated Indebtedness (including trade payables or similar obligations to trade creditors incurred or entered into in the ordinary course of business) of the Borrower and its Subsidiaries.

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Section 6.11 Title. Except as described on Schedule 6.11, each of the Credit Parties have (i) good and marketable title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), (iii) valid licensed rights in (in the case of licensed interests in Intellectual Property Rights), and (iv) good and marketable title to (in the case of all other personal property) all of its real property and other properties and assets owned by it which are material to the business of the Credit Parties, in each case free and clear of all liens, encumbrances and defects, other than Permitted Liens. Any real property and facilities held under lease by the Credit Parties are held by it under valid, subsisting and enforceable leases.

Section 6.12 Intellectual Property Rights. Each of the Credit Parties own or possess adequate and valid rights to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) that are necessary to conduct its respective businesses as now conducted, and such Intellectual Property Rights are free and clear of all liens, encumbrances and defects other than Permitted Liens. None of the Credit Parties’ Intellectual Property Rights have expired or terminated, or are expected to expire or terminate within five (5) years from the Closing Date (except to the extent that any of the patents licensed to Borrower by their terms expire during such period). Except as described on Schedule 6.12: (a) the Credit Parties have no knowledge of any infringement, misappropriation, dilution or other violation by the Credit Parties of Intellectual Property Rights of other Persons; (b) the Credit Parties have no knowledge of any infringement, misappropriation, dilution or other violation by any other Persons of the Intellectual Property Rights of the Credit Parties; (c) there is no claim, action or proceeding pending or, to the knowledge of each of the Credit Parties, threatened in writing, against the Credit Parties regarding their Intellectual Property Rights or the Intellectual Property Rights of other Persons; and (d) the Credit Parties are not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. Each of the Credit Parties have taken and are taking commercially reasonable security measures, consistent with industry standards, to maintain and protect the secrecy, confidentiality and value of the Intellectual Property Rights, subject to the terms of Schedule 6.12. Without limiting the foregoing, (i) the EERCF License Agreement currently is in full force and effect and is the only agreement between EERCF, on the one hand and MES on the other hand, that provides a right or license to MES to use the Intellectual Property Rights of EERCF, (ii) the patents and patent applications identified in the EERCF License Agreement, including without limitation those patents and patent applications identified on Appendix A of the EERCF License Agreement, represent the full and complete list of all patents and patent applications licensed under the EERCF License Agreement as of the date hereof, including without limitation continuations, continuations-in-part and divisions, (iii) all uses by MES of the Intellectual Property Rights licensed under the EERCF License Agreement are fully compliant with the EERCF License Agreement, and to the best of the Borrower’s and MES’ knowledge, do not infringe, misappropriate or otherwise violate the Intellectual Property Rights of EERCF or any third party, (iv) apart from the provisions set forth in the EERCF License Agreement, there are no contractual limitations or restrictions on commercialization by MES of the Intellectual Property Rights licensed by EERCF to MES under the EERCF License Agreement, (v) to the best of the Borrower’s and MES’ knowledge, the use by Lender of the Intellectual Property Rights of EERCF described in the EERCF License Agreement, upon exercise of its rights under the Collateral Assignment of EERCF License Agreement, if used in the same manner as such Intellectual Property Rights were used by MES as of the date hereof, will not infringe, misappropriate or otherwise violate the Intellectual Property Rights of EERCF or any third party or constitute a default under, or breach or violation of, any of the EERCF License Agreement, (vi) to the best of the Borrower’s and MES’ knowledge, no US federal government agency (including without limitation the Department of Energy and the Environmental Protection Agency) has requested or exercised march-in rights (pursuant to 35 USC 203) or has filed foreign patent applications in its own name, for any of the inventions covered by the Intellectual Property Rights licensed by EERCF to MES under the EERCF License Agreement, (vii) except as set forth in Schedule 6.12, neither the Borrower nor MES have delivered, nor has the Borrower or MES received, a notice of termination or a notice of breach under the EERCF License Agreement and there are no uncured defaults, events of default, violations or breaches by MES of the EERCF License Agreement, (viii) to the best of the knowledge of the Borrower and MES, there are no claims or actions pending or threatened that assert or allege the invalidity, abuse, misuse or unenforceability of any Intellectual Property Rights licensed to, or used by, MES under the EERCF License Agreement, or any other Intellectual Property Rights used in the conduct of the business of MES, and (ix) MES is in full compliance with all agreements (including without limitation the EERCF License Agreement), laws, regulations and administrative policies and procedures to which MES is a party or is otherwise bound with respect to the Intellectual Property Rights licensed under the EERCF License Agreement and with respect to the conduct of the business of MES.

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Section 6.13 [Reserved].

Section 6.14 Absence of Certain Changes. Except as disclosed in Schedule 6.14, since June 30, 2016 (the “Diligence Date”), there has been no material adverse change in the business, assets, properties, operations, condition (financial or otherwise), results of operations or prospects of the Credit Parties. Except as disclosed in Schedule 6.14 and solely for the purposes of making the representations and warranties to be made on the Closing Date and not for any representations and warranties to be made following the Closing Date, since the Diligence Date, the Credit Parties have not (i) declared or paid any dividends, (ii) sold any assets (other than the sale of Inventory and equipment in the ordinary course of business) or (iii) had capital expenditures, individually or in the aggregate, in excess of $2,000,000. The Credit Parties have not taken any steps to seek protection pursuant to any Bankruptcy Law, nor do the Credit Parties have any knowledge or reason to believe that their creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Credit Parties do not intend to incur debts beyond their ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Credit Parties have no knowledge of any facts or circumstances which leads the Credit Parties to believe that one or more of the Credit Parties will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within three (3) years from the Closing Date. The Credit Parties, taken as a whole, are not, as of the Closing Date, after giving effect to the transactions contemplated hereby to occur at the Closing, will be, Insolvent.

Section 6.15 Absence of Litigation. Except as set forth in Schedule 6.15, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency (including, without limitation, the SEC, self-regulatory organization or other governmental body) (in each case, a “Proceeding”) pending or, to the knowledge of any Credit Party, threatened in writing against or affecting the Credit Parties or their respective officers and directors which: (i) could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, (ii) if adversely determined, could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, or (iii) questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto.

Section 6.16 No Undisclosed Events, Liabilities, Developments or Circumstances. Except for the transactions contemplated by the Transaction Documents and as set forth on Schedule 6.16, no event, liability, development or circumstance has occurred or exists, or is contemplated or reasonably likely to occur with respect to the Credit Parties or their respective business, properties, prospects, operations or financial condition, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

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Section 6.17 Tax Status. Except as set forth in Schedule 6.17, each of the Credit Parties: (i) have made or filed all foreign, federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject, except prior to the Closing Date where any failure to do so did not result in any material penalties to the Credit Parties, (ii) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and (iii) have set aside on its books adequate reserves in accordance with GAAP for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be delinquent by the taxing authority of any jurisdiction (other than those being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and subject to adequate reserves taken by the Credit Parties as shall be required in conformity with GAAP), and the senior officers of each of the Credit Parties know of no basis for any such claim.

Section 6.18 Transfer Taxes. On the Closing Date, all transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Notes to be sold to the Lender hereunder will be, or will have been, fully paid or provided for by the Credit Parties, as applicable, and all laws imposing such taxes will be or will have been complied with.

Section 6.19 Conduct of Business; Compliance with Laws; Regulatory Permits. Neither of the Credit Parties are in material violation of any term of or in default under its certificate or articles of incorporation or bylaws or other governing documents. Neither of the Credit Parties are in material violation of any judgment, decree or order or to the best of their knowledge, any statute, ordinance, rule or regulation applicable to the Credit Parties and material to their business. Schedule 6.19 sets forth all United States federal andstate regulatory licenses and foreign regulatory licenses which to Credit Parties’ knowledge, are necessary to conduct the respective businesses of the Credit Parties, and except as set forth on Schedule 6.19, all of such United State federal and state regulatory licenses and foreign regulatory licenses are valid and in effect and none of the Credit Parties have received any notice of proceedings relating to the revocation or modification of any such United State federal and state regulatory licenses and foreign regulatory licenses.

Section 6.20 Foreign Corrupt Practices. Neither the Credit Parties, nor, to the knowledge of any responsible officer of the Borrower, any director, officer, agent, employee or other Person acting on behalf of Credit Parties have, in the course of its actions for, or on behalf of, the Credit Parties (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 6.21 Sarbanes-Oxley Act. To the best of Borrower’s knowledge, the Borrower is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

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Section 6.22 Environmental Laws. Except as set forth on Schedule 6.22, each of the Credit Parties, to the best of their knowledge: (a) (i) is in compliance with any and all Environmental Laws, (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its respective businesses, (iii) is in compliance with all terms and conditions of any such permit, license or approval, and (iv) has no outstanding liability under any Environmental Laws and is not aware of any facts that could reasonably result in liability under any Environmental Laws, in each of the foregoing clauses of this clause (a), except to the extent, either individually or in the aggregate, a Material Adverse Effect could not reasonably be expected to occur, and (b) has provided Lender with copies of all environmental reports, assessments and other documents in any way related to any actual or potential liability under any Environmental Laws.

Section 6.23 Margin Stock. None of the Credit Parties are engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

Section 6.24 ERISA. Except as set forth on Schedule 6.24, neither the Credit Parties nor any ERISA Affiliate (a) maintain or have maintained any Pension Plan, (b) contribute or have contributed to any Multiemployer Plan or (c) provide or have provided post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required under Section 601 of ERISA, Section 4980B of the Code or applicable state law). Except as set forth on Schedule 6.24, neither Credit Parties nor any ERISA Affiliate have received any notice or have any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA, the Code or applicable state law with respect to any Employee Benefit Plan. No ERISA Event exists. Each Employee Benefit Plan which is intended to qualify under the Code has received a favorable determination letter (or opinion letter in the case of a prototype Employee Benefit Plan) to the effect that such Employee Benefit Plan is so qualified and to Borrowers’ knowledge, there exists no reasonable basis for the revocation of such determination or opinion letter. Neither the Credit Parties nor any ERISA Affiliate have: (i) any unpaid minimum required contributions under any Plan, whether or not waived, (ii) any liability under Section 4201 or 4243 of ERISA for any withdrawal, or partial withdrawal, from any Multiemployer Plan, (iii) a Pension Plan that is “at risk” within the meaning of Section 430 of the Code, (iv) received notice from any Multiemployer Plan that it is either in endangered or critical status within the meaning of Section 432 of the Code, or (v) any liability or knowledge of any facts or circumstances which could result in any liability to the PBGC, the Internal Revenue Service, the Department of Labor or any participant in connection with any Employee Benefit Plan (other than routine claims for benefits under the Employee Benefit Plan).

Section 6.25 U.S. Real Property Holding Corporation. None of the Credit Parties are, nor have they ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Code, as amended.

Section 6.26 Internal Accounting and Disclosure Controls. Except as set forth in Schedule 6.26 related to the Borrower’s and its Subsidiaries’ consolidated financial statements for the period ended June 30, 2016, the Borrower and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Borrower and each of its Subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are to the best of their knowledge, effective in ensuring that information required to be disclosed by the Borrower in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Borrower in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Borrower’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. During the twelve (12) months prior to the Closing Date, neither the Borrower nor any of its Subsidiaries have received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Borrower or any of its Subsidiaries.

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Section 6.27 SEC Documents; Financial Statements. Except as disclosed in Schedule 6.27, during the two (2) years prior to the date hereof, the Borrower has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Borrower has delivered to the Lender or its representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective filing dates, to the best of Borrower’s knowledge, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the consolidated financial statements of the Borrower and its Subsidiaries included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements, including without limitation, each of the consolidated unaudited financial statements of the Borrower and its Subsidiaries dated June 30, 2016 for the six (6) months then ended, have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Borrower and its Subsidiaries as of the date thereof and the results of its operations and cash flows for the periods then ended (subject to normal year-end audit adjustments). No other information provided by or on behalf of the Borrower to the Lender which is not included in the SEC Documents, to the best of Borrower’s knowledge, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

Section 6.28 Transactions With Affiliates. Except (i) as set forth on Schedule 6.28 and (ii) for transactions that have been entered into on terms no less favorable to the Credit Parties than those that might be obtained at the time from a Person who is not an officer, director or employee, none of the officers, directors or employees of Credit Parties is presently a party to any transaction with Credit Parties (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Credit Parties, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

Section 6.29 Acknowledgment Regarding Lender’s Acquisition of Notes. Each of the Credit Parties acknowledges and agrees that the Lender is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Lender is not: an officer or director of the Credit Parties. Each of the Credit Parties further acknowledges that the Lender is not acting as a financial advisor or fiduciary of the Credit Parties (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Lender or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Lender’s acquisition of the Notes. Each of the Credit Parties further represents to the Lender that each Credit Party’s decision to enter into the Transaction Documents to which it is a party have been based solely on the independent evaluation by such Person and its respective representatives.

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Section 6.30 Insurance. Each of the Credit Parties are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Credit Parties are engaged.

Section 6.31 Employee Relations. None of the Credit Parties are a party to any collective bargaining agreement or employ any member of a union in such person’s capacity as a union member or to perform union labor work. As of the Closing Date, no executive officer of the Credit Parties has notified the Credit Parties or any Subsidiary thereof that such officer intends to leave the employ of the Credit Parties or such Subsidiaries or otherwise terminate such officer’s employment with one of the Credit Parties or such Subsidiaries. As of the Closing Date, no executive officer of the Credit Parties, to the knowledge of the Credit Parties, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant. Each of the Credit Parties is, to the best of its knowledge, in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 6.32 Patriot Act. To the extent applicable, each of the Credit Parties are in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department and any other enabling legislation or executive order relating thereto, and (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

Section 6.33 Material Contracts. Schedule 6.33 contains a true, correct and complete list of all the Material Contracts of the Credit Parties, and except as noted in Schedule 6.33, to the best knowledge of the Credit Parties, all such Material Contracts are in full force and effect and no defaults currently exist thereunder.

Section 6.34 Stock Option Plans. Each stock option granted by the Borrower was granted (i) in accordance with the terms of the applicable stock option plan of the Borrower (it being understood that certain individual grants that were not subject to either of the Current Equity Incentive Plans themselves, served as their own individual stock option plans) and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under any of the Borrower’s stock option plans, including the Current Equity Incentive Plans has been backdated. The Borrower has not knowingly granted, and there is no and has been no policy or practice of the Borrower to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Borrower or any of its Subsidiaries or their financial results or prospects.

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Section 6.35 No Disagreements with Accountants and Lawyers. Except as set forth in Schedule 6.35, there are no material disagreements of any kind presently existing, or reasonably anticipated by the Credit Parties to arise, between the Credit Parties and the accountants and lawyers formerly or presently employed by the Credit Parties and the Credit Parties are current with respect to any fees owed to their accountants and lawyers which could affect the Credit Parties’ ability to perform any of their obligations under any of the Transaction Documents. In addition, on or prior to the date hereof, the Borrower had discussions with its accountants about its consolidated financial statements previously filed with the SEC. Based on those discussions, the Borrower has no reason to believe that it will need to restate any such financial statements or any part thereof.

Section 6.36 Complete Information. This Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials and information heretofore or contemporaneously herewith furnished in writing by the Credit Parties to the Lender for purposes of, or in connection with, this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of Credit Parties to the Lender pursuant hereto or in connection herewith will be, to the best of the Credit Parties’ knowledge, true and accurate in every material respect on the date as of which such information is dated or certified, and to the best of the Credit Parties’ knowledge, none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Lender that any projections and forecasts provided by the Credit Parties are based on good faith estimates and assumptions believed by the Credit Parties to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

ARTICLE 7

LENDER’S REPRESENTATIONS AND WARRANTIES

As an inducement to the Credit Parties to enter into this Agreement and to consummate the transactions contemplated hereby, the Lender represents and warrants to the Credit Parties that each and all of the following representations and warranties are true and correct in all material respects (without duplication of any materiality qualifiers) as of the Closing Date.

Section 7.1 Organization and Authority. The Lender is duly organized and validly existing in good standing under the laws of the State of Delaware, and has the requisite limited liability company power and authorization to own its properties and carry on its business as now being conducted. The Lender has the requisite limited liability company power and authority to enter into and perform its obligations under the Transaction Documents to which, in each case, Lender is a party. The execution and delivery of the Transaction Documents by the Lender has been duly authorized by the Lender’s managers and the consummation by the Lender of the transactions contemplated hereby and thereby have been duly authorized by the Lender’s manager. This Agreement and the other Transaction Documents to which Lender is a party have been duly executed and delivered by the Lender, and (assuming due authorization, execution and delivery by the Credit Parties and any other parties thereto) constitute the legal, valid and binding obligations of the Lender, enforceable against the Lender in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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Section 7.2 No Conflicts. Neither the execution, delivery and performance of the Transaction Documents by the Lender, the consummation by the Lender of the transactions contemplated hereby and thereby will (i) result in a violation of the Lender’s certificate of formation, limited liability company agreement or other governing documents; or (ii) result in a violation of any law, rule, regulation, order, judgment or decree, which, for purposes of this clause (ii), would reasonably be expected to result in a material adverse effect on the Lender.

Section 7.3 Consents. The execution and delivery of, and the performance by the Lender of its obligations under, this Agreement and the Transaction Documents do not and will not, require any consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official.

Section 7.4 Existing Securities. Prior to the Closing, the Lender has not exercised any portion of the Warrants or exercised any of its conversion rights under the Existing Convertible Notes, and has not assigned, transferred, participated or otherwise disposed of any of its right, title or interest in the Warrants or the Existing Convertible Notes.

Section 7.5 No “Bad Actor” Disqualification Events. Neither (i) the Lender, nor (ii) to the Lender’s knowledge, any controlling person of the Lender is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the 1933 Act (each a “Disqualification Event”), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the 1933 Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Borrower.

ARTICLE 8

COVENANTS

For so long as the Secured Note or the LC Note remains outstanding, the Credit Parties covenant and agree with Lender as follows:

Section 8.1 Minimum EBITDA. On the last day of each month beginning January 2017, Borrower and its Subsidiaries, on a consolidated basis, shall have EBITDA for the twelve (12) month period ending on the date of such calculation of not less than $2,500,000.

Section 8.2 Deliveries.

(a) The Borrower agrees to deliver (or cause to be delivered) the following to the Lender:

(i) Compliance Certificates. As soon as available and in any event within thirty (30) days after the end of each month, a duly completed Compliance Certificate signed on behalf of the Borrower by its chief financial officer, with appropriate insertions:

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(A). with regard to the financial covenants set forth in Section 8.1 hereof, containing a computation of each of the covenants set forth in Section 8.1 hereof;

(B). to the effect that the chief financial officer has not become aware of any Event of Default (or event or circumstance that, with the passage of time, the giving of notice, or both, would become an Event of Default) that has occurred and is continuing or, if there is any such Event of Default (or event or circumstance that, with the passage of time, the giving of notice, or both, would become an Event of Default), describing it and the steps, if any, being taken to cure it,

(C). indicating whether or not the Borrower and its Subsidiaries (including the Guarantor) are in compliance with each covenant set forth in ARTICLE 8 of the Agreement and whether each representation and warranty contained in ARTICLE 6 of the Agreement is true and correct in all material respects (without duplication of any materiality qualifiers) as though made on such date (except for (i) representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifiers) as of such specific date.

(ii) Annual Forecast. As soon as available, and in any event within thirty (30) days after the end of each Fiscal Year, an updated forecast for the Borrower and its Subsidiaries for the forthcoming fiscal year on a month by month basis, in form and detail reasonably acceptable to the Lender. In the event the Borrower materially revises any forecast previously delivered to the Lender, Borrower will promptly deliver such revised forecast to the Lender.

(iii) Agings. On the dates that the financial statements under clause (a) above are delivered, operational agings in form and substance reasonably acceptable to the Lender, including: (i) a monthly trial balance showing accounts receivable outstanding aged from creation as follows: 1 to 3 days, 4 to 9 days and 10 days or more, and (ii) a monthly trial balance showing trade accounts payable outstanding, specifying the trade creditor and balance due, and a detailed trade accounts payable aging, in each case, accompanied by such supporting detail and documentation as shall be reasonably requested by the Lender.

Section 8.3 Notices. The Borrower agrees to deliver (or cause to be delivered) the following to the Lender:

(a) Collateral Information. Upon request of Lender, a certificate of one of the duly authorized officers of the Credit Parties either confirming that there has been no change in the information set forth in the perfection certificate executed and delivered to the Lender on the Closing Date since such date or the date of the most recent certificate delivered pursuant to this Section and/or identifying such changes;

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(b) Auditor Reports. Upon receipt thereof, copies of any reports submitted by the Borrower or its Subsidiaries’ independent public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or internal control systems of the Borrower or any of its Subsidiaries made by such accountants, including any comment letters submitted by such accountants to management of the Borrower or its Subsidiaries in connection with their services;

(c) Notice of Default. Promptly upon any officer of a Borrower obtaining knowledge: (i) of any condition or event that constitutes an Event of Default (or event or circumstance that, with the passage of time, the giving of notice, or both, would become an Event of Default) or that notice has been given to a Credit Party with respect thereto, including, without limitation, as a result of a breach of the provisions of Section 6.12 hereof; (ii) that any Person has given any notice to a Credit Party or taken any other action with respect to any event or condition set forth in ARTICLE 10; or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its chief executive officer or chief financial officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, default, event or condition, and the action(s) the Credit Parties or one of their Subsidiaries have taken, is taking and proposes to take with respect thereto;

(d) Notice of Litigation. Promptly upon any officer of a Borrower obtaining knowledge of (i) the institution of, or non frivolous written threat of, any adverse Proceeding not previously disclosed in writing by the Credit Parties to the Lender, or (ii) any material development in any adverse Proceeding that, in the case of either clause (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Credit Parties to enable the Lender and its counsel to evaluate such matters; and

(e) Reports and Other Information. Promptly upon their becoming available, deliver copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by the Borrower to its security holders acting in such capacity or by any of its Subsidiaries to its security holders other than the Borrower or a Subsidiary thereof, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Borrower or any of its Subsidiaries with any securities exchange or with the SEC or any governmental or private regulatory authority, (iii) all press releases and other statements made available generally by the Borrower or any of its Subsidiaries to the public concerning material developments in the business of the Borrower or any of its Subsidiaries, and (iv) such other information and data with respect to the Borrower or any of its Subsidiaries as from time to time may be reasonably requested by the Lender.

Section 8.4 Rank. All Indebtedness due under the Secured Notes and LC Notes shall be senior in right of payment, whether with respect to payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise, to all other current and future Indebtedness of the Credit Parties and their Subsidiaries.

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Section 8.5 Restricted Payments. The Credit Parties shall not, and the Credit Parties shall not permit any of their Subsidiaries to, directly or indirectly,

(a) declare or pay any dividend or make any other cash payment or distribution on account of the Credit Parties or any of their Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Credit Parties or any of their Subsidiaries) or to the direct or indirect holders of the Credit Parties or any of their Subsidiaries’ Equity Interests in their capacity as such, other than (i) dividends or distributions by a Subsidiary of the Borrower to any other Subsidiary and (ii) dividends or distributions by a Subsidiary of the Borrower to Borrower to permit Borrower to pay (x) actual, reasonable, out-of-pocket operating, overhead and administrative expenses (including reasonable out-of-pocket expenses for legal, administrative and accounting services provided by third parties, and compensation, benefits and other amounts payable to officers and employees in connection with their employment in the ordinary course of business and to board of director observers) payable in the ordinary course of business, and (y) amounts due under the Notes;

(b) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Borrower or the Guarantor) any Equity Interests of the Credit Parties or any of their Subsidiaries or any direct or indirect parent of the Credit Parties or any of their Subsidiaries), other than repurchases of Equity Interests by the Borrower pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar arrangements in an aggregate amount not to exceed $1,000,000 in any Fiscal Year;

(c) make any payment (including by setoff) on or with respect to, accelerate the maturity of, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Credit Parties or any of their Subsidiaries or set aside or escrow any funds for any such purpose, except for (i) payments of principal, interest and other amounts under the Notes; (ii) except as set forth below or in Schedule 8.7, payments of principal, interest and other amounts on account of Permitted Indebtedness; and (iii) escrows required in the ordinary course of business with: (A) customers as part of the procurement or retention of their business; and (B) suppliers as part of the customary extensions of credit for the procurement of goods and services; and

(d) pay any management, consulting or similar fees (except, for the avoidance of doubt, payment of salaries of employees in the ordinary course of business and bonuses to the extent permitted hereunder) to any Affiliate of any Credit Party or to any officer, director or employee of any Credit Party or any Affiliate of any Credit Party, except as set forth on Schedule 8.7; provided, however: (i) that such management fees (other than those permitted in the parenthetical above) shall not be paid (A) unless EBITDA, calculated after giving effect to the payment of such management fees (but without adding such management fees back to Net Income in such computation) on a pro forma basis for the most recent month for which financial statements shall have been delivered to the Lender in accordance with Section 8.2(a) shall be greater than $0 or (B) during any period while an Event of Default has occurred and is continuing or would arise as a result of such payment and (ii) payment of directors’ fees incurred in connection with attending board of director meetings and board committee meetings, not to exceed in the aggregate $1,000,000 in any Fiscal Year of the Borrower may be paid.

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Section 8.6 Acquisitions; Asset Sales; Mergers and other Fundamental Changes. The Credit Parties shall not, and the Credit Parties shall not permit any of their Subsidiaries to, directly or indirectly take any of the following actions without the consent of the Lender, such consent not to be unreasonably withheld, conditioned or delayed: (a) be a party to any Acquisition, (b) consummate any Asset Sale, other than Permitted Dispositions and transfers not resulting in a change of title to computer and other standard office equipment used in the ordinary course of business of such agents and consistent with past practices, or (c) be a party to any merger or consolidation; provided, that upon not less than five (5) Business Days prior written notice to the Lender (or such shorter period as Lender may agree in writing), any Subsidiary of the Borrower may merge or consolidate with and into any other Subsidiary of Borrower; provided, further, that if a Credit Party (other than Borrower) is a party to such merger or consolidation, such Credit Party shall be the continuing or surviving entity.

Section 8.7 Affiliate Transactions. The Credit Parties shall not, and the Credit Parties shall not permit any of their Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Credit Parties or any of their Subsidiaries, unless such transaction is on terms that are no less favorable to the Credit Parties or any of their Subsidiaries, as the case may be, than those that might be obtained at the time from a Person who is not an Affiliate and are disclosed in writing to Lender prior to consummation thereof.

Section 8.8 Insurance.

(a) The Credit Parties shall keep the Collateral properly housed and insured against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of the Credit Parties, with such companies, in such amounts, with such deductibles and under policies in such form as shall be reasonably satisfactory to the Lender. Certificates of insurance have been or shall be, no later than the Closing Date, delivered to the Lender, and shall contain an endorsement, in form and substance reasonably acceptable to Lender, showing loss under such insurance policies payable to the Lender, for the benefit of the Holders. Such endorsement shall provide that the insurance company shall give the Lender at least thirty (30) days’ written notice before any such policy of insurance is altered or canceled, other than for non-payment thereunder, in which case, ten (10) days’ written notice before any such polity of insurance is cancelled due to non-payment, and that no act, whether willful or negligent, or default of a Credit Party or any other Person shall affect the right of the Lender to recover under such policy of insurance in case of loss or damage. In addition, the Credit Parties shall cause to be executed and delivered to the Lender no later than the Closing Date an assignment of proceeds of their business interruption insurance policies. Each Credit Party hereby directs all insurers under all policies of insurance to pay all proceeds payable thereunder directly to the Lender. Each Credit Party irrevocably makes, constitutes and appoints the Lender (and all officers, employees or agents designated by the Lender) as such Person’s true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Person on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance, provided, however, that if no Event of Default shall have occurred and be continuing, such Credit Party may make, settle and adjust claims involving less than $1,000,000 in the aggregate without the Lender’s consent.

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(b) The Credit Parties shall maintain, at their expense, such public liability and third-party property damage insurance as is customary for Persons engaged in businesses similar to that of the Credit Parties with such companies and in such amounts with such deductibles and under policies in such form as shall be reasonably satisfactory to the Lender and certificates of insurance have been or shall be, no later than the Closing Date, delivered to the Lender; each such policy shall contain an endorsement showing the Lender as additional insured thereunder and providing that the insurance company shall give the Lender at least thirty (30) days’ written notice before any such policy shall be altered or canceled, other than for non-payment thereunder, in which case, ten (10) days’ written notice before any such polity of insurance is cancelled due to non-payment.

(c) The Credit Parties shall promptly notify the Lender if any such insurance policy is cancelled or not renewed, and the Credit Parties are unable to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not have a Material Adverse Effect.

(d) If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto, then the Lender, without waiving or releasing any obligation or default by the Credit Parties hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as the Lender reasonably deems advisable. Such insurance, if obtained by the Lender, may, but need not, protect each Credit Parties’ interests or pay any claim made by or against any Credit Party with respect to the Collateral. Such insurance may be more expensive than the cost of insurance the Credit Parties may be able to obtain on their own and may be cancelled only upon the Credit Parties providing evidence that they have obtained the insurance as required above. All sums disbursed by the Lender in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable invoiced attorneys’ fees, shall constitute part of the obligations due and owing hereunder, shall be payable on demand by the Credit Parties to the Lender and, until paid, shall bear interest at the highest rate applicable to the Secured Note hereunder.

Section 8.9 Corporate Existence and Maintenance of Properties. The Credit Parties shall not, and the Credit Parties shall not permit any of their Subsidiaries (other than RCF) to, fail to maintain and preserve (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be so qualified or in good standing could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect). The Credit Parties shall not, and the Credit Parties shall not permit any of their Subsidiaries to, fail to maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of the Credit Parties and their Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

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Section 8.10 Non-circumvention. Each Credit Party hereby covenants and agrees that neither the Credit Parties nor any of their Subsidiaries will, by amendment of its articles or certificate of incorporation, bylaws, or other governing documents, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the other Secured Notes Documents, and will at all times in good faith carry out all of the provisions of this Agreement and the other Secured Notes Documents and take all action as may be required to protect the rights of the Lender.

Section 8.11 Conduct of Business. None of the Credit Parties nor any of their Subsidiaries shall conduct their businesses in violation of any law, ordinance or regulation of any Governmental Authority, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect. None of the Credit Parties nor any of their Subsidiaries shall engage in any line of business other than the business engaged in on the Closing Date and businesses incidental thereto.

Section 8.12 U.S. Real Property Holding Corporation. None of the Credit Parties shall become a U.S. real property holding corporation or permit or cause its shares to be U.S. real property interests, within the meaning of Section 897 of the Code.

Section 8.13 Compliance with Laws. The Credit Parties shall not, and the Credit Parties shall not permit any of their Subsidiaries to fail to: (i) comply in all material respects with federal, state and other applicable securities laws, and (ii) comply in all material respects with the requirements of all other applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws).

Section 8.14 Additional Collateral. With respect to any Property acquired after the date hereof by any Credit Party as to which the Lender does not have a perfected Lien, such Credit Party shall promptly: (i) execute and deliver to the Lender or its agent such amendments to the Security Documents or such other documents as the Lender deems necessary or advisable to grant to the Lender a security interest in such Property and (ii) take all other actions necessary or advisable to grant to the Lender a perfected first priority security interest in such Property (subject to Permitted Liens), including, without limitation, the filing of Mortgages and UCC financing statements in such jurisdictions as may be required by the Security Documents or by law or as may be requested by the Lender.

Section 8.15 Audit Rights; Field Exams; Appraisals; Meetings.

(a) The Credit Parties shall, upon reasonable notice (except during the continuance of an Event of Default when notice shall not be required), subject to reasonable safety and security procedures, and at the Credit Parties’ sole cost and expense, permit the Lender (or any of its designated representatives) to visit and inspect any of the properties of the Credit Parties and their Subsidiaries, to examine the books of account of the Credit Parties and their Subsidiaries and to make copies thereof and extracts therefrom, and to discuss the affairs, finances and accounts of the Credit Parties and their Subsidiaries, and to be advised as to the same by their respective officers, and to conduct examinations and verifications (whether by internal commercial finance examiners or independent auditors), all at such reasonable times and intervals as the Lender may reasonably request.

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(b) The Credit Parties shall, upon reasonable notice, subject to reasonable safety and security procedures, and at the Credit Parties’ sole cost and expense, permit the Lender (or any of its designated representatives) to conduct field exams of the Collateral, all at such reasonable times and intervals as the Lender may reasonably request; provided, that in no event will more than one such field exam be conducted at any time per Fiscal Year (except during the continuance of an Event of Default when there shall be no limits on the number of such appraisals).

(c) The Credit Parties shall, at Lender’s request and upon reasonable notice, and at the Credit Parties’ sole cost and expense, obtain an appraisal of the Collateral from an independent appraisal firm reasonably satisfactory to Lender; provided, that in no event will more than two such appraisals of the Collateral be conducted at any time per Fiscal Year (except during the continuance of an Event of Default when there shall be no limits on the number of such appraisals).

(d) The Borrower shall deliver written notice of its annual meeting and any other special meetings of its Board of Directors such meeting to Lender concurrently with the delivery of meeting notices to the members of the board of directors and other stockholders and the Lender shall be entitled to designate, and the Borrower shall accept, one (1) individual to attend any such meeting, subject to the right to recuse the individual from attending that portion of the meeting that deals with: (i) the relationship between the Borrower and/or Subsidiaries on the one hand and Lender on the other hand; or (ii) any matter where such recusal is necessary to preserve attorney client privilege as to the matters being discussed.

Section 8.16 Modification of Organizational Documents and Certain Documents. The Credit Parties shall not, without the prior written consent of the Lender, permit: (a) the charter, by-laws or other organizational documents of any Credit Party to be amended or modified in any material respect or in any respect adverse to the Lender, or (b) any Material Contract to be amended or modified in a manner that could reasonably be expected to result in a Material Adverse Effect.

Section 8.17 Joinder. The Credit Parties shall notify the Lender prior to the formation or acquisition of any Subsidiaries. For any Subsidiaries formed or acquired after the Closing Date, the Credit Parties shall at their own expense, upon formation or acquisition of such Subsidiary, cause each such Subsidiary to execute an instrument of joinder (a “Joinder Agreement”) in form and substance reasonably satisfactory to the Lender and the Borrower obligating such Subsidiary to any or all of the Secured Notes Documents deemed necessary or reasonably appropriate by the Lender and cause the applicable Person that owns the Equity Interests of such Subsidiary to pledge to the holders 100% of the Equity Interests owned by it of each such Subsidiary formed or acquired after the Closing Date and execute and deliver all documents or instruments required thereunder or reasonably appropriate to perfect the security interest created thereby. In the event a Person becomes a Guarantor (a “New Guarantor”) pursuant to the Joinder Agreement, upon such execution the New Guarantor shall be bound by all the terms and conditions hereof and the other Secured Notes Documents to the same extent as though such New Guarantor had originally executed the Secured Notes Documents. The addition of a New Guarantor shall not in any manner affect the obligations of the other Credit Parties hereunder or thereunder. Each Credit Party and Lender hereto acknowledges that the schedules and exhibits hereto or thereto may be amended or modified in connection with the addition of any New Guarantor to reflect information relating to such New Guarantor. Compliance with this Section 8.17 shall not excuse any violation of Section 9.8.

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Section 8.18 Investments. The Credit Parties shall not, and the Credit Parties shall not permit any of their Subsidiaries to, make or permit to exist any Investment in any other Person, except the following (or as otherwise consented to by the Lender, such consent not to be unreasonably withheld, conditioned or delayed):

(a) Cash Equivalent Investments;

(b) bank deposits in the ordinary course of business;

(c) Investments in securities of account debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors;

(d) advances made in connection with purchases of goods or services in the ordinary course of business;

(e) deposits of cash in the ordinary course of business to secure performance of operating leases;

(f) guaranties that constitute Permitted Indebtedness;

(g) Investments by a Credit Party in any other Credit Party; and

(h) other Investments in an amount not to exceed $1,000,000 at any time outstanding.

Section 8.19 Taxes and Liabilities. Each Credit Party will pay and will cause its Subsidiaries to pay when due all taxes, assessments and other liabilities except as contested in good faith and by appropriate proceedings and for which adequate reserves have been established, and except for taxes, assessments and other liabilities of RCF.

Section 8.20 Employee Benefit Plans. Each Credit Party will and will cause its Subsidiaries to (i) maintain each Employee Benefit Plan in substantial compliance with all applicable requirements of law and regulations; (ii) make all payments and contributions required to be made pursuant to each Employee Benefit Plan in a timely manner; and (iii) neither establish any new Employee Benefit Plan, agree or contribute to any multi-employer plan nor amend any existing each Employee Benefit Plan in a manner which would increase its obligation to contribute to such each Employee Benefit Plan.

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Section 8.21 [Reserved].

Section 8.22 Limitation of Activities Relating to RCF. Without the Lender’s prior written consent, Borrower shall not (i) contribute any additional capital to RCF, (ii) permit RCF to conduct any additional business activities, (iii) permit RCF to repay, settle or otherwise resolve any of its outstanding debts or other obligations, including, without limitation, outstanding state tax liens filed against RCF by the State of California, (iv) permit RCF to grant additional liens in and to any of its assets or (v) permit RCF to liquidate its assets and/or formally be dissolved.

Section 8.23 Actions Related to EERCF License Agreement.

(a) Neither Borrower nor MES will agree to amend the EERCF License Agreement, modify any rights to payment thereunder without Lender’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed.

(b) Notwithstanding the foregoing or anything herein to the contrary, the Borrower and MES shall have the right, in their sole discretion, to exercise the rights to cause EERCF to transfer the Patent Rights (as such term is defined in the EERCF License Agreement) to MES pursuant to the terms of the EERCF License Agreement.

Section 8.24 Further Assurances. At any time or from time to time upon the request of the Lender, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Lender may reasonably request in order to effect fully the purposes of the Transaction Documents. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as the Lender may reasonably request from time to time to ensure that the Obligations are guaranteed by all Subsidiaries of the Borrower and secured by substantially all of the assets of the Credit Parties and their Subsidiaries.

ARTICLE 9

CROSS GUARANTY

Section 9.1 Cross-Guaranty. Each Guarantor, jointly and severally, hereby absolutely and unconditionally guarantees to the Lender and its successors and assigns the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations. Each Guarantor agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this ARTICLE 9 shall not be discharged until payment and performance, in full, of the Obligations (other than Unasserted Contingent Obligations) has occurred and all commitments (if any) to lend have been terminated, and that its obligations under this ARTICLE 9 shall be absolute and unconditional, irrespective of, and unaffected by:

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(a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Secured Notes Document or any other agreement, document or instrument to which any Credit Party is or may become a party;

(b) the absence of any action to enforce this Agreement (including this ARTICLE 9) or any other Secured Notes Document or the waiver or consent by the Holders with respect to any of the provisions thereof;

(c) the Insolvency of any Credit Party or Subsidiary; or

(d) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the obligations guaranteed hereunder.

Section 9.2 Waivers by Guarantor. Each Guarantor expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel the Lender to marshal assets or to proceed in respect of the obligations guaranteed hereunder against any other Credit Party or Subsidiary, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Guarantor. It is agreed among each Guarantor that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Secured Notes Documents and that, but for the provisions of this ARTICLE 9 and such waivers, the Lender would decline to enter into this Agreement.

Section 9.3 Benefit of Guaranty. Each Guarantor agrees that the provisions of this ARTICLE 9 are for the benefit of the Lender and its successors and permitted transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Credit Party and the Lender, the obligations of such other Credit Party under the Secured Notes Documents.

Section 9.4 Waiver of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Secured Notes Document, and except as set forth in Section 9.7, each Guarantor hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor. Each Guarantor acknowledges and agrees that this waiver is intended to benefit the Holders and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this ARTICLE 9, and that the Holders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 9.4.

Section 9.5 Election of Remedies. If the Lender may, under applicable law, proceed to realize their benefits under any of the Secured Notes Documents, the Lender or any of the other Holders may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this ARTICLE 9. If, in the exercise of any of its rights and remedies, the Lender or any of the Holders shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Credit Party or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Credit Party hereby consents to such action by the Lender and such other Holders and waives any claim based upon such action, even if such action by the Lender and such other Holders shall result in a full or partial loss of any rights of subrogation that any Credit Party might otherwise have had but for such action by the Lender or such other Holders. Any election of remedies that results in the denial or impairment of the right of the Lender or other Holders to seek a deficiency judgment against any Credit Party shall not impair any other Credit Party’s obligation to pay the full amount of the obligations owed by such Credit Party under the Secured Notes Documents.

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Section 9.6 Limitation. Notwithstanding any provision herein contained to the contrary, each Guarantor’s liability under this ARTICLE 9 (which liability is in any event in addition to amounts for which Borrower is primarily liable under the Secured Notes Documents) shall be limited to an amount not to exceed as of any date of determination the greater of:

(a) the net amount of all amounts advanced to such Guarantor under this Agreement or otherwise transferred to, or for the benefit of, such Guarantor (including any interest and fees and other charges); and

(b) the amount that could be claimed by the Lender or other Holders from such Guarantor under this ARTICLE 9 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Guarantor’s right of contribution and indemnification from each other Credit Party under Section 9.7.

Section 9.7 Contribution with Respect to Guaranty Obligations.

(a) To the extent that any Guarantor shall make a payment under this ARTICLE 9 of all or any of the Obligations (other than financial accommodations made to that Guarantor for which it is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount that such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantor as determined immediately prior to the making of such Guarantor Payment, then, following payment in full in cash of the Obligations (other than Unasserted Contingent Obligations) and termination of the Secured Note (including all commitments (if any) to lend hereunder), such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b) As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the maximum amount of the claim that could then be recovered from such Guarantor under this ARTICLE 9 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(c) This Section 9.7 is intended only to define the relative rights of Guarantor and nothing set forth in this Section 9.7 is intended to or shall impair the obligations of Credit Parties, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 9.1. Nothing contained in this Section 9.7 shall limit the liability of any Credit Party to pay the financial accommodations made directly or indirectly to that Credit Party and accrued interest, fees and expenses with respect thereto for which such Credit Party shall be primarily liable.

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(d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor to which such contribution and indemnification is owing.

(e) The rights of the indemnifying Guarantor against other Guarantor under this Section 9.7 shall be exercisable upon the payment in full in cash of the Obligations (other than Unasserted Contingent Obligations) and the termination of the Secured Notes Documents.

Section 9.8 Liability Cumulative. The liability of each Guarantor under this ARTICLE 9 is in addition to and shall be cumulative with all liabilities of each other Credit Party to the Lender and other Holders under this Agreement and the other Secured Notes Documents to which such Credit Party is a party or in respect of any obligations under the Secured Notes Documents or obligation of the other Credit Party, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

Section 9.9 Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Credit Parties under this Agreement is stayed upon the insolvency, bankruptcy or reorganization of any of the Credit Parties, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable jointly and severally by the Credit Parties hereunder forthwith on demand by the Lender or other Holders.

Section 9.10 Benefit to Credit Parties. All of the Credit Parties and their Subsidiaries are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of each such Person has a direct impact on the success of each other Person. Each Credit Party and each Subsidiary will derive substantial direct and indirect benefit from the purchase and sale of the Notes hereunder.

ARTICLE 10

RIGHTS UPON EVENT OF DEFAULT

Section 10.1 Event of Default. For so long as the Secured Note or LC Note shall remain outstanding, each of the following events shall constitute an “Event of Default” under this Agreement:

(a) any Credit Parties’ failure to pay to the Lender and/or Holders: (i) when and as due under this Agreement and the Secured Note or LC Note, any amount of principal, or (ii) within five (5) days after the same shall become due under this Agreement, the Secured Note, the LC Note or any other Secured Notes Documents, interest (including interest calculated at the Default Rate), redemptions or other amounts (including, without limitation, Borrower’s failure to pay any redemption payments or amounts hereunder or under the Secured Note or the LC Note);

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(b) any default occurs and is continuing with respect to, or any redemption (other than in accordance with this Agreement) acceleration prior to maturity of, any Indebtedness of any of the Credit Parties or any of their Subsidiaries; provided that, in the event that any such default or acceleration of Indebtedness is cured or rescinded by the holders thereof prior to acceleration of the Secured Note or the LC Note, no Event of Default shall exist as a result of such cured default or rescinded acceleration.

(c) (i) Any of the Credit Parties, pursuant to or within the meaning of Title 11, U.S. Code, or any similar federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”): (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, or to the conversion of an involuntary case to a voluntary case, (C) consents to the appointment of or taking of possession by a receiver, trustee, assignee, liquidator or similar official (a “Custodian”) for all or a substantial part of its property, (D) makes a general assignment for the benefit of its creditors, or (E) admits in writing that it is Insolvent or is otherwise generally unable to pay its debts as they become due; or (ii) the board of directors (or similar governing body) of Borrower or any of its Subsidiaries (including the Guarantor) (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the actions referred to in this Section 10.1(c) or Section 10.1(d); provided, however the terms of this Section 10.1(c) or any of the other subsections of this Section 10.1 shall not apply to RCF;

(d) a court of competent jurisdiction: (i) enters an order or decree under any Bankruptcy Law, which order or decree (A) (1) is not stayed or (2) is not rescinded, vacated, overturned, or otherwise withdrawn within thirty (30) days after the entry thereof, and (B) is for relief against any of the Credit Parties in an involuntary case, (ii) appoints a Custodian over all or a substantial part of the property of any of the Credit Parties or their Subsidiaries and such appointment continues for thirty (30) days, (iii) orders the liquidation of any of the Credit Parties, or (iv) issues a warrant of attachment, execution or similar process against any substantial part of the property of any of the Credit Parties;

(e) a final judgment or judgments for the payment of money in excess of $2,000,000 or that otherwise could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect are rendered against any of the Credit Parties and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay, unless (in the case of a monetary judgment) suchjudgment is covered by third-party insurance, so long as the applicable Credit Party provides the Lender a written statement from such insurer (which written statement shall be reasonably satisfactory to the Lender) to the effect that such judgment is covered by insurance and such Credit Party will receive the proceeds of such insurance within thirty (30) days following the issuance of such judgment;

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(f) any Credit Party breaches any covenant, or other term or condition of any Secured Notes Document, except (i) in the case of a breach of a covenant or other term or condition of any Secured Notes Document (other than Sections 6.1, 8.1, 8.2, 8.3, 8.4 through 8.12, and 8.14 through 8.24 of this Agreement) which is curable, only if such breach continues unremedied, unwaived or otherwise eliminated for a period of fifteen (15) days following delivery of notice of breach from a Holder, and (ii) breach addressed by the other provisions of this Section 10.1;

(g) a Change of Control occurs;

(h) any representation or warranty made by any Credit Party herein or any other Secured Notes Document is breached or is false or misleading, each in any material respect;

(i) any default or “Event of Default” or similarly defined term occurs and is continuing with respect to any of the other Secured Notes Documents;

(j) the repudiation by any Credit Party of any of its obligations under this Agreement or under any Security Document, or any Security Document or any term thereof shall cease to be, or is asserted by any Credit Party not to be, a legal, valid and binding obligation of any Credit Party enforceable in accordance with its terms;

(k) any Lien against the Collateral intended to be created by any Security Document shall at any time be invalidated, subordinated or otherwise cease to be in full force and effect, for whatever reason, or any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by any Credit Party not to be, a valid, first priority perfected Lien (to the extent that any Secured Notes Document obligates the parties to provide such a perfected first priority Lien, and except to the extent Permitted Liens are permitted by the terms of the Secured Notes Documents to have priority) in the Collateral (except as expressly otherwise provided under and in accordance with the terms of such Secured Notes Document);

(l) any material provision of any Secured Notes Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Credit Party, or a proceeding shall be commenced by any Credit Party, or by any Governmental Authority having jurisdiction over such Credit Party, seeking to establish the invalidity or unenforceability thereof, or any Credit Party shall deny that it has any liability or obligation purported to be created under any Secured Notes Document;

(m) the material breach by any Credit Party of an agreement or agreements (in each case, other than a Secured Notes Document) to which it is a party that involves the payment to or by such Credit Party, individually or in the aggregate, of more than $2,000,000 (whether by set-off or otherwise) in any six (6) month period;

(n) except in accordance with Section 8.6, any Credit Party or Subsidiary liquidates, dissolves, terminates or suspends its business operations or otherwise fails to operate its business in the ordinary course;

(o) (i) there occurs one or more ERISA Events which individually or in the aggregate result(s) in or could reasonably be expected to result in liability of the Credit Parties or any of their Subsidiaries in excess of $2,000,000 during the term hereof; or (ii) there exists any fact or circumstance that could reasonably be expected to result in the imposition of a Lien pursuant to Section 430(k) of the Code or ERISA or a violation of Section 436 of the Code;

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(p) any default or event of default (monetary or otherwise) shall occur with respect to any Material Contract and the obligations under such Material Contract are accelerated or such Material Contract is terminated to the extent such default or event of default could reasonably be expected to result in a Material Adverse Effect;

(q) Borrower shall engage in any business activities other than (i) its ownership of the equity securities of equity interests in its Subsidiaries, and such other activities as Lender may consent to from time to time in Lender’s sole discretion; (ii) activities incidental to maintenance of its corporate existence, and (iii) performance of its obligations under the Transaction Documents to which it is a party;

(r) an event resulting in the Common Stock no longer being quoted on the Principal Market or listed on any other Eligible Market for a period of 30 consecutive days; failure to comply with the requirements for continued quotation or listing on the Principal Market or Eligible Market, as the case may be, for a period of thirty (30) consecutive trading days; or notification from the Principal Market or Eligible Market that the Borrower is not in compliance with the conditions for such continued quotation or listing, as the case may be, and such non-compliance continues for thirty (30) days following such notification;

(s) a draw is made under the Letter of Credit and all amounts owed under the LC Note are not repaid by the Borrower within 30 days of such draw;

(t) the term of the Letter of Credit extends beyond the Maturity Date; unless prior to such Maturity Date Borrower pays to the Lender the LC Security Payment to hold as security for draws and other amounts owed by Lender as a result of draws on the Letter of Credit;

(u) Customer suspends for more than 30 days or terminates the Borrower’s right to make further deliveries under the Customer Contract or otherwise declares that the Borrower is in breach of the Customer Contract, which breach is not cured within any permitted cure period under the Customer Contract or terminates the Customer Contract for any reason;

(v) Borrower fails to timely pay the Letter of Credit Fee within five (5) days after the same becomes due under this Agreement; or

(w) the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect.

Section 10.2 Acceleration Right.

(a) Promptly after having knowledge of the occurrence of an Event of Default, the Borrower shall deliver written notice thereof in accordance with Section 8.3(c) via email and overnight courier (an “Event of Default Notice”) to the Lender. At any time after the earlier of the Lender’s and the Holders’ receipt of an Event of Default Notice and the Lender and any other Holders becoming aware of an Event of Default which has not been cured or waived, the Lender or such other Holders may require the Borrower to redeem all or any portion of the Secured Note and LC Note (an “Event of Default Redemption”) by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Borrower, which Event of Default Redemption Notice shall indicate the portion of the Secured Note and LC Note that the Lender or any other Holders are requiring the Borrowers to redeem; provided, that upon the occurrence of any Event of Default described in Section 10.1(c) or Section 10.1(d), the Secured Notes and LC Notes, in whole, shall automatically, and without any action on behalf of the Lender or any other Holders, be redeemed by the Borrower. The Secured Notes and LC Notes shall be redeemed by the Borrower at a price equal to one hundred five percent (105%) of the outstanding principal amount of the Secured Notes and LC Notes, plus accrued and unpaid interest and all other amounts due under the Secured Notes Documents (the “Event of Default Redemption Price”).

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(b) In the case of an Event of Default Redemption, the Borrower shall deliver the applicable Event of Default Redemption Price to the Lender within five (5) Business Days after the Borrower’s receipt of the Event of Default Redemption Notice.

Section 10.3 Consultation Rights. Without in any way limiting any remedy that the Lender or other Holders may have, at law or in equity, under any Transaction Document (including under the foregoing provisions of this ARTICLE 10) or otherwise, upon the occurrence and during the continuance of any Event of Default, upon the request of the Lender and/or any other Holders, the Credit Parties shall use commercially reasonable efforts to hire or otherwise retain a consultant, advisor or similar Person reasonably acceptable to the Lender and the Credit Parties to advise the Credit Parties with respect to their business and operations.

Section 10.4 Other Remedies. Upon the occurrence and continuance of any Event of Default, and the expiration of any applicable cure period, and in every such event, Lender and any of the other Holders may: (i) without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, exercise all of the remedies of a secured party and mortgage holder under applicable law, including, but not limited to, the UCC, and all of its rights and remedies under the Security Documents (ii) require the Credit Parties make the Collateral and the records pertaining to the Collateral available to the Lender at a place designated by the Lender which is reasonably convenient or may take repossession of the Collateral and the records pertaining to the Collateral without the use of any judicial process and without any prior notice thereof to the Credit Parties, (iii) sell any or all of the Collateral at public or private sale upon such terms and conditions as Lender may reasonably deem proper, and Lender may purchase any or all of the Collateral at any such sale, and apply the net proceeds, after deducting all costs, expenses and attorneys’ fees incurred at any time in the collection of the indebtedness of the Credit Parties to the Lender and in the protection and sale of the Collateral, to the payment of said indebtedness, returning the remaining proceeds, if any, to the Credit Parties, with the Credit Parties remaining liable for any amount remaining unpaid after such application; (iv) grant extensions, compromise claims and settle Accounts Receivable for less than face value, all without prior notice to the Credit Parties or their Subsidiaries, as applicable; (v) use, in connection with any assembly or disposition of the Collateral, the Intellectual Property Rights and any other trademark, trade name, trade style, copyright, patent right or technical process used or utilized by the Credit Parties or their Subsidiaries, as applicable, (vi) cause the Credit Parties or their Subsidiaries, as applicable, to transmit and deliver to the Lender in the form received, all cash, checks, drafts and other instruments for the payment of money (properly endorsed, where required, so that such items may be collected by Lender) which may be received by the Credit Parties or their Subsidiaries, as applicable, at any time in full or partial payment of any Collateral and the Credit Parties or their Subsidiaries, as applicable, shall not commingle any such items which may be so received by the Credit Parties or their Subsidiaries, as applicable, with any other of their funds or property but shall hold them separate and apart from their own funds or property and in trust for the Lender until delivery is made to Lender; (vii) instruct the Credit Parties or their Subsidiaries, as applicable, at the Credit Parties’ expense, to notify any parties obligated on any of the Collateral, including, but not limited to, any Account Debtors, to make payment directly to the Lender of any amounts due or to become due thereunder, or the Lender may directly notify such obligors of the security interest of the Lender, and/or of the assignment to the Lender of the Collateral and direct such obligors to make payment to the Lender of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such Persons obligated thereon, (viii) enforce collection of any of the Collateral, including, but not limited to, any Accounts, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder, (ix) take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon, (x) make an election with respect to the Collateral under Section 1111 of the Bankruptcy Code or take action under Section 364 or any other section of the Bankruptcy Code; provided, however, that any such action of the Lender as set forth herein shall not, in any manner whatsoever, impair or affect the liability of the Credit Parties or their Subsidiaries, as applicable, hereunder, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive the Lender’s rights and remedies at law, in equity or by statute, nor release, discharge, nor be construed to release or discharge, the Credit Parties or other Person liable to the Lender for the Obligations, (xi) at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Agreement, the Security Documents, or any of the Obligations, or the Lender’s rights hereunder, under the Secured Note, the LC Note or with respect to any of the Obligations and (xii) exercise all of its rights and remedies against the Guarantor under the guaranty provisions of Article 9 hereof. The remedies provided herein, in the Secured Note, LC Note and the other Secured Notes Documents shall be cumulative and in addition to all other remedies available under any of the other Secured Notes Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Lender’s or any Holder’s right to pursue actual and consequential damages for any failure by the Credit Parties to comply with the terms of this Agreement, the Secured Note, the LC Note and the other Secured Notes Documents. Amounts set forth or provided for herein and in the Secured Note and LC Note with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Lender and the other Holders and shall not, except as expressly provided herein, be subject to any other obligation of the Credit Parties (or the performance thereof). Each of the Credit Parties acknowledges that a breach by it of its obligations hereunder and under the Secured Note, LC Note and the other Secured Notes Documents may cause irreparable harm to the Lender and any other Holders and that the remedy at law for any such breach may be inadequate. The Credit Parties therefore agree that, in the event of any such breach or threatened breach, the Lender and other Holders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

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ARTICLE 11

MISCELLANEOUS

Section 11.1 Payment of Expenses. The Borrower, on behalf of the Credit Parties, shall reimburse: (a) Lender on demand for all reasonable costs and expenses, including, without limitation, reasonable legal expenses and reasonable invoiced attorneys’ fees of outside counsel, incurred by Lender in connection with the: (i) documentation and consummation of the transactions contemplated hereunder and under the other Secured Notes Documents, including, without limitation, UCC and other public record searches and filings, overnight courier or other express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review (including due diligence review) costs incurred in connection therewith; (ii) collection, protection or enforcement of any rights in or to the Collateral; and (iii) collection of any Obligations; and (b) Lender and any other Holders on demand for all reasonable costs and expenses, including, without limitation, reasonable legal expenses and reasonable invoiced attorneys’ fees of one outside counsel incurred by Lender or any other Holders, in connection with: (i) the administration and enforcement of Lender’s and any other Holder’s rights under this Agreement or any other Secured Notes Document (including, without limitation, any costs and expenses of any third party provider engaged by Lender for such purposes); (ii) any refinancing or restructuring of the Secured Note or LC Note whether in the nature of a “work out,” in any insolvency or bankruptcy proceeding or otherwise, and whether or not consummated; and (iii) any intangibles, documentary, stamp or other similar taxes, fees and excises, if any, including any interest and penalties, and any finder’s or brokerage fees, commissions and expenses (other than any fees, commissions or expenses of finders or brokers engaged by the Lender or other Holders), that may be payable in connection with the Secured Note or LC Note contemplated by this Agreement and the other Secured Notes Documents. All such costs, expenses and charges shall constitute Obligations hereunder, shall be payable by the Credit Parties to the Lender and other Holders on demand, and, until paid, shall bear interest at the highest rate then applicable to the Secured Note hereunder. Without limiting the foregoing, if: (a) the Secured Note or LC Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or Lender or any other Holder otherwise takes action to collect amounts due under such Note or to enforce the provisions of such Note or (b) there occurs any bankruptcy, reorganization or receivership of any Credit Party or other proceedings affecting creditors’ rights and involving a claim under such Note, then the Credit Parties shall pay the costs incurred by Lender or such other Holders for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, reasonable attorneys’ fees (limited to one outside counsel for the Lender and the other Holders, and disbursements (including such fees and disbursements related to seeking relief from any stay, automatic or otherwise, in effect under any Bankruptcy Law).

Section 11.2 Governing Law; Jurisdiction; Jury Trial; Damages. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY. No party shall assert, and each waives, any claim against the other parties or any Indemnitees on any theory of liability for special, indirect, consequential or punitive damages arising out of, in connection with or as a result of, this Agreement of any of the other Transaction Documents or the transactions contemplated hereby or thereby.

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Section 11.3 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile or other electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or electronic signature.

Section 11.4 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 11.5 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 11.6 Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Lender, the Credit Parties, their Subsidiaries and Affiliates and Persons acting on their behalf with respect to the matters discussed herein and therein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, none of the Credit Parties or any Lender makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement, the Notes or any of the other Transaction Documents may be amended or waived other than by an instrument in writing signed by the Credit Parties and the Lender (provided, that no amendment or waiver hereof shall increase any Lender’s obligations hereunder or materially adversely affect the rights of such Lender hereunder, in either case, without such Lender’s written consent; and provided, further, no amendment or waiver shall extend the due date of any payment hereunder or under the Secured Note or the LC Note, decrease the amount of interest or other compensation payable hereunder or under the Secured Note or the LC Note, or modify Section 9.1 without the consent of the Lender), and any amendment or waiver to this Agreement made in conformity with the provisions of this Section 11.6 shall be binding on all Lenders and Holders, as applicable. No such amendment or waiver shall be effective to the extent that it applies to less than all of the Holders of the Secured Note(s) or LC Note(s) then outstanding. To the extent that there are more than one Secured Note or LC Note outstanding, any action to be taken by the Holders shall be deemed approved by all the Holders if approved by Holders holding in excess of 50% of the outstanding unpaid principal amount of such Secured Notes and LC Notes.

Section 11.7 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided, confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to any of the Credit Parties: Midwest Energy Emissions Corp. Attn: Richard Gross, CFO 670 D Enterprise Drive Lewis Center, OH 43035 Phone: (614) 505-6115 E-mail: rgross@midwestemissions.com
In each case, with a copy (for informational purposes only): Kleinberg, Kaplan, Wolff & Cohen, P.C. Attn: Jonathan A. Ain 551 Fifth Avenue, 18th Floor Phone: (212) 880-9869 E-mail: jain@kkwc.com

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If to the Transfer Agent:

Transfer Online
512 SE Salmon Street
Portland, Oregon 97214-3444
Phone: (503) 227-2950
Fax: (503) 227-6874

If to the Lender:

Alterna Capital Partners LLC
Attn: Samir Patel
15 River Road, Suite 320
Wilton, Connecticut 06897
Phone: (203) 210-7672
E-Mail: samir.patel@alternacapital.com

With a copy to (for informational purposes only):

Sugar Felsenthal Grais & Hammer LLP
Attn: Jonathan Friedland
30 North LaSalle Street-Suite 3000
Chicago, IL 60602
Phone: (312) 704-2770
E-Mail: jfriedland@sugarfgh.com

or to such other address and/or facsimile number and/or email and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt: (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile, e-mail or receipt from an overnight courier service in accordance with clauses (i), (ii) or (iii) above, respectively.

Section 11.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns, including any purchasers of the Secured Note and LC Note. None of the Credit Parties shall assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Holders of the Secured Notes and LC Notes. Lender may assign some or all of its rights and obligations hereunder in connection with the transfer of any of its Secured Notes and LC Notes with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed and which consent shall not be required during the existence of an Event of Default (but which consent will be required at all times for transfers to a direct competitor of the Credit Parties) or in connection with an assignment or transfer to an Affiliate (determined without regard to clause (i) of the definition thereof) of Lender, in which event such assignee shall be deemed to be the Lender hereunder with respect to such assigned rights and obligations, and the Credit Parties shall use their best efforts to ensure that such transferee is registered as a Holder and that any Liens on the Collateral shall be for the benefit of such Holder (as well as the other Holders of the Secured Notes and LC Notes) and shall issue one or more Secured Notes or LC Notes as provided in Section 2.7 hereof.

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Section 11.9 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 11.10 Survival. The representations, warranties, agreements and covenants of the Credit Parties and the Lenders contained in the Transaction Documents shall survive the Closing. Lender shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

Section 11.11 Further Assurances. Each Credit Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 11.12 Indemnification. In consideration of each Lender’s execution and delivery of the Transaction Documents and acquiring the Notes thereunder and in addition to all of the Credit Parties’ other obligations under the Transaction Documents, the Credit Parties shall jointly and severally defend, protect, indemnify and hold harmless each Lender and each other holder of any Note and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by any Credit Party in this Agreement or any other Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of any Credit Party contained in this Agreement or any other Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) the present or former status of any Credit Party as a U.S. real property holding corporation for federal income tax purposes within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, if applicable, (d) any claim for placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Lenders or their investment advisors) relating to or arising out of the transactions contemplated hereby or (e) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of any Credit Party) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement or any other Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Notes, or (iii) the status of such Lender or other holder of the Note as a lender to the Borrower pursuant to the transactions contemplated by the Transaction Documents. The foregoing notwithstanding, the Credit Parties shall not be obligated to indemnify the Indemnitees to the extent that the Indemnified Liabilities resulted from the gross negligence or willful misconduct of the Indemnitees, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. To the extent that the foregoing undertakings by the Credit Parties may be unenforceable for any reason, the Credit Parties shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The agreements in this Section 11.12 shall survive the payment of the Notes and all other amounts payable hereunder and the termination of this Agreement and the other Transaction Documents.

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Section 11.13 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 11.14 Waiver. No failure or delay on the part of any Holder in the exercise of any power, right or privilege hereunder or any of the other Transaction Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 11.15 Payment Set Aside. To the extent that any of the Credit Parties makes a payment or payments to the Lenders hereunder or pursuant to any of the other Secured Notes Documents or the Lender enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to any of the Credit Parties, a trustee, receiver or any other Person under any law (including, without limitation, any Bankruptcy Law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 11.16 Joint and Several Liability. The Credit Parties hereby agree that such Credit Parties are jointly and severally liable for the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to the Lender. The Credit Parties agree that their obligations under this Agreement shall not be discharged until payment and performance, in full in cash, of the Obligations has occurred and termination of all commitments to lend under this Agreement, and that its obligations under this Agreement shall be absolute and unconditional, irrespective of, and unaffected by:

(a) the validity, enforceability or any future amendment of, or change in, this Agreement, any other Transaction Document or any other agreement, document or instrument to which any Credit Party is or may become a party;

(b) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by the Lender in respect thereof (including the release of any such security); or

(c) the insolvency of any Credit Party or any Subsidiary of a Credit Party.

Section 11.17 Termination. This Agreement shall terminate upon the payment in full in cash of the Obligations (other than Unasserted Contingent Obligations); provided, however, this Agreement shall be reinstated if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any holder of the Obligations or any representative of such holder and the Obligations, or portion thereof, intended to have been satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. Anything herein to the contrary notwithstanding, the provisions of Sections 2.6, 11.1, 11.12 and this 11.17 shall survive any such termination and payment in full of the Obligations, and shall inure to the benefit of any Person that at any time held a right thereunder (as a Holder, an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each party has caused its signature page to this Amended and Restated Financing Agreement to be duly executed as of the date first written above.

BORROWER:

MIDWEST ENERGY EMISSIONS CORP.

By:	/s/ Richard H. Gross
Name:	Richard H. Gross
Its:	Chief Financial Officer

GUARANTOR:

MES, INC.

By:	/s/ Richard H. Gross
Name:	Richard H. Gross
Its:	Chief Financial Officer

LENDER:

AC MIDWEST ENERGY LLC

By:	/s/ Samir Patel
Name:	Samir Patel
Its:	Manager

Signature Page to Financing Agreement

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Exhibit A – Senior Secured Note

THIS SECURED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS SECURED NOTE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THIS SECURED NOTE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE BORROWER REPRESENTATIVE, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS SECURED NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS SECURED NOTE, PROVIDED SUCH PLEDGE IS MADE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

SENIOR SECURED NOTE

[●] [●], 2016	Principal: U.S. $9,646.686

FOR VALUE RECEIVED, Midwest Energy Emissions Corp., a Delaware corporation (the “Borrower”) hereby promises to pay to the order of AC Midwest Energy LLC, a Delaware limited liability company or its registered assigns (the “Lender”) the amount set out above as the Principal pursuant to the terms of that certain Amended and Restated Financing Agreement dated as of November 1, 2016, by and among the Borrower, MES, Inc., a North Dakota corporation (“MES” or “Guarantor”) and the Lender (together with all exhibits and schedules thereto and as may be amended, restated, modified and supplemented from time to time, the “Amended and Restated Financing Agreement”). Borrower hereby promises to pay accrued and unpaid interest and premium, if any, on the Principal on the dates, rates and in the manner provided for in the Amended and Restated Financing Agreement. This Senior Secured Note is referred to herein and in the Amended and Restated Financing Agreement as the “Secured Note” and in the Security Documents as the “Note” and all Senior Secured Notes issued in exchange, transfer, or replacement hereof in accordance with the terms of the Amended and Restated Financing Agreement are referred to herein and in the Amended and Restated Financing Agreement collectively as the “Secured Notes” and in the Security Documents collectively as the “Notes”. Capitalized terms used and not herein are defined in the Amended and Restated Financing Agreement.

This Secured Note is subject to optional redemption and mandatory prepayment on the terms specified in the Amended and Restated Financing Agreement. At any time an Event of Default exists, the Principal of this Secured Note, together with all accrued and unpaid interest and any applicable premium due, if any, may be declared or otherwise become due and payable in the manner, at the price and with the effect, all as provided in the Amended and Restated Financing Agreement.

This repayment of this Secured Note is guaranteed by the Guarantor in accordance with the terms set forth in Article 9 of the Amended and Restated Financing Agreement and is secured by a pledge of all of the assets of the Borrower and the Guarantor in accordance with the Security Documents.

All payments in respect of this Secured Note are to be made in lawful money of the United States of America by a wire transfer to the account identified by the Holder in writing to the Borrower.

This Secured Note may be assigned by the Lender, subject to the terms of Section 11.8 of the Amended and Restated Financing Agreement. This Secured Note is a registered Secured Note and, as provided in the Amended and Restated Financing Agreement, upon surrender of this Secured Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered Lender hereof or such Lender’s attorney duly authorized in writing, a new Secured Note with the same terms as this Secured Note will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Borrower may treat the person in whose name this Secured Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Borrower will not be affected by any notice to the contrary.

This Secured Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Secured Note and all disputes arising hereunder shall be governed by, the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The parties hereto (a) agree that any legal action or proceeding with respect to this Secured Note shall be brought in any state or federal and state court located within New York, New York, (b) irrevocably waive any objections which either may now or hereafter have to the venue of any suit, action or proceeding arising out of or relating to this Secured Note brought in the aforementioned courts, and (c) further irrevocably waive any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

THE LENDER AND THE BORROWER IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE ANY PROVISION OF THIS SECURED NOTE.

[Intentionally Left Blank;

Signature Page Follows.]

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[Signature Page to Senior Secured Note]

IN WITNESS WHEREOF, Borrower has caused this Secured Note to be duly executed as of the date set out above.

BORROWER:

Midwest Energy Emissions Corp.

By:
Name
Its:

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Exhibit B – Subordinated Unsecured Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE BORROWER, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS NOTE, PROVIDED SUCH PLEDGE IS MADE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

UNSECURED SUBORDINATED NOTE

[ ] [ ], 2016	Principal: $13,000,000

FOR VALUE RECEIVED, Midwest Energy Emissions Corp., a Delaware corporation (the “Borrower”) hereby promises to pay to the order of AC Midwest Energy LLC, a Delaware limited liability company or its registered permitted assigns (the “Lender”) the amount set out above as the principal pursuant to the terms of hereof. Borrower hereby promises to pay accrued and unpaid interest and premium, if any, on the principal on the dates, rates and in the manner provided herein. This Unsecured Subordinated Note is referred to herein and in that certain Amended and Restated Financing Agreement dated as of November 1, 2016, by and among the Borrower, MES, Inc., a North Dakota corporation (“MES” and, together with the Borrower, the “Credit Parties”) and the Lender (together with all exhibits and schedules thereto and as may be amended, restated, modified and supplemented from time to time, the “Financing Agreement”) as the “Subordinated Note” and all Unsecured Subordinated Notes issued in exchange, transfer, or replacement hereof in accordance with the terms hereof are referred to herein as the “Subordinated Note”.

The following is a statement of the rights of the Lender and the conditions to which this Subordinated Note is subject and to which the Lender, by the acceptance of this Subordinated Note, agrees:

1. Definitions.

As used in this Subordinated Note, the following terms have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Affiliate” means, with respect to a specified Person, another Person that (i) is a director or officer of such specified Person, or (ii) directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified.

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“Bankruptcy Law” has the meaning set forth in Section 10(a)(iii).

“Business Day” means any day other than Saturday or Sunday or any day that banks in New York, New York are required or permitted to close.

“Capital Stock” means (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into, or exchangeable for, Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Control” means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of a Person or (ii) to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Current Interest Rate” means a rate per annum equal to the LIBO Rate plus five percent (5.0%), as adjusted pursuant to the terms of Section 2(b).

“Default Rate” means a rate equal to the Current Interest Rate plus three percent (3.0%) per annum.

“Environmental Laws” means all applicable federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, the exposure of humans thereto, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all regulatory authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices of violation or similar notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

“Equity Interests” means Capital Stock and all warrants, options and other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock, whether or not such debt security includes the right of participation with Capital Stock).

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“Fiscal Quarter” means a fiscal quarter of any Fiscal Year of the Borrower.

“Fiscal Year” means a fiscal year of the Borrower.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision of any of the foregoing, whether state or local, and any agency, authority, commission, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantor” means (i) MES, (ii) each other Subsidiary of a Borrower other than RCF, and (iii) each other Person which guarantees all or any part of the Obligations.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under: (i) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; (ii) other agreements or arrangements designed to manage interest rates or interest rate risk; and (iii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means a holder of a Subordinated Note which shall be the Lender or a permitted assignee thereof.

“Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, notes or similar instruments whether convertible or not, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all indebtedness referred to in clauses (i) through (v) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, (vii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vi) above; (viii) banker’s acceptances; (ix) the balance deferred and unpaid of the purchase price of any property or services due more than three months after such property is acquired or such services are completed; (x) Hedging Obligations; and (xi) obligations under convertible securities of a Credit Party. In addition, the term “Indebtedness” of a Credit Party includes (a) all Indebtedness of others secured by a Lien on any assets of a Credit Party or their respective Subsidiaries (whether or not such Indebtedness is assumed by a Credit Party or their respective Subsidiaries), and (b) to the extent not otherwise included, the guarantee by a Credit Party of any Indebtedness of any other Person.

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“Insolvent” means, with respect to a Credit Party or its Subsidiaries (taken as a whole and without consideration of any intercompany Indebtedness among a Credit Party or its Subsidiaries), (i) the present fair saleable value of a Credit Party or its Subsidiaries’ assets is less than the amount required to pay a Credit Party or its Subsidiaries’ total Indebtedness as applicable, (ii) a Credit Party and/or its Subsidiaries shall become, admit in writing their inability or publicly declare their inability to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) a Credit Party and/or its Subsidiaries has or intends to incur or believes that they will incur debts that would be beyond their ability to pay as such debts mature in the ordinary course of business or (iv) a Credit Party and/or its Subsidiaries have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted.

“LC Note” has the meaning set forth in the Financing Agreement as in effect on the date hereof.

“LIBO Rate” means, as of the date of determination, the three-month London Interbank Offered Rate as reported in the Money Rates table of The Wall Street Journal or any successor or similar publication as reasonably selected by the Lender.

“Lien” means any mortgage, lien, pledge, security interest, conditional sale or other title retention agreement, charge or other security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease or license in the nature thereof, any option or other agreement to sell or give a security interest in.

“Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, the Collateral, results of operations or condition (financial or otherwise) of a Credit Party and/or its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and by the other Transaction Documents, or on the authority or ability of a Credit Party and/or its Subsidiaries to fully and timely perform its obligations under any Transaction Document.

“Maturity Date” means the earlier of: (a) December 15, 2020 and (b) such earlier date as the unpaid principal balance of the Subordinated Notes become due and payable pursuant to the terms of this Subordinated Note.

“Note” and “Notes” has the meaning set forth in the Financing Agreement as in effect on the date hereof.

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“Obligations” means any and all obligations, liabilities and indebtedness, including without limitation, principal, interest (including, but not limited to, interest calculated at the Default Rate and post-petition interest in any proceeding under any Bankruptcy Law), and other fees, costs, expenses and other charges and other obligations under this Subordinated Note, of the Credit Parties to the Lender and other Holders of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law, in all such cases, arising under this Subordinated Note.

“Other Taxes” has the meaning set forth in Section 5(b).

“Permitted Redemption Date” means the date on which the Borrower has elected to redeem this Subordinated Note in accordance with Section 3(b).

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“PrincipalPayment Date” has the meaning set forth in Section 3(a).

“RCF”means Rebel Crew Films, Inc., a California corporation.

“Secured Note” has the meaning set forth in the Financing Agreement as in effect on the date hereof.

“Subsidiaries” means any entity in which a Credit Party, directly or indirectly, owns at least 50% of the Capital Stock or other Equity Interests.

“Taxes” has the meaning set forth in Section 5(a).

“Transaction Documents” has the meaning set forth in the Financing Agreement as in effect on the date hereof.

“Unasserted Contingent Obligations” means Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding Obligations in respect of the principal of, and interest and premium (if any) on, and fees and expenses relating to, any Obligation) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

2. Interest. The Borrower shall pay interest on the unpaid principal amount of this Subordinated Note at the rates, time and manner set forth below:

(a) Rate of Interest. This Subordinated Note shall bear interest on the unpaid principal amount from the date hereof (the “Issuance Date”) through the date this Subordinated Note is paid in full in cash (whether upon final maturity, by redemption, prepayment, acceleration or otherwise) at the applicable Current Interest Rate, subject to adjustment pursuant to subsection (b) below. Interest shall be computed on the basis of a 360-day year and actual days elapsed and shall be payable quarterly, in arrears, on or before the last day of each Fiscal Quarter (each, an “Interest Date”) during the period beginning on the Issuance Date and ending on, and including, the date on which the Obligations under this Subordinated Note are paid in full.

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(b) Interest Rate Adjustments. The Current Interest Rate applicable to this Subordinated Note is subject to adjustment on a quarterly basis, with interest rate changes becoming effective on the first day of the next succeeding calendar quarter based on the LIBO Rate published on the last Business Day of the preceding calendar quarter. If the LIBO Rate becomes unavailable, the Lender may designate a substitute index for calculation of the Current Interest Rate applicable to this Subordinated Note.

(c) Interest Payments. Interest on this Subordinated Note shall be payable on or before each Interest Date or at any such other time this Subordinated Note becomes due and payable (whether by acceleration, redemption or otherwise) to the Lender on the applicable Interest Date. Each Interest Date shall be considered the last day of an accrual period for U.S. federal income tax purposes. Any payment of interest due and owing on this Subordinated Note shall be made by cash only by wire transfer of immediately available funds.

(d) Default Rate. At the election of the Lender and following the delivery of written notice of such election to the Borrower following the occurrence and during the continuation of any Event of Default (or automatically while any Event of Default under Section 10(a)(iii) or (iv) exists), this Subordinated Note shall bear interest (including post-petition interest in any proceeding under any Bankruptcy Law) on the unpaid principal amount thereof at the Default Rate from the date of receipt of such written notice through and including the date such Event of Default is waived or, to the extent expressly provided herein, cured. In the event that such Event of Default is subsequently waived or, to the extent expressly provided herein, cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such waiver or cure; provided that interest as calculated and unpaid at the Default Rate during the continuance of such Event of Default shall continue to be due to the extent relating to the days after the imposition of the Default Rate as set forth above through and including the date on which such Event of Default is waived or, to the extent expressly provided herein, cured. All such interest shall be payable to the Lender on demand of the Lender or other Holders.

(e) Savings Clause. In no contingency or event shall the interest rate charged pursuant to the terms of this Subordinated Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lender or other Holders received interest hereunder in excess of the highest applicable rate, the amount of such excess interest shall be applied against the principal amount then outstanding under this Subordinated Note to the extent permitted by applicable law, and any excess interest remaining after such application shall be refunded promptly to the Borrower.

3. Principal Redemptions.

(a) Subject to Section 11, commencing on June 15, 2017 and continuing on each of September 15, December 15, March 15 and June 15 thereafter (each a “Principal Payment Date”) (provided that such Principal Payment Date is a Business Day, and otherwise on the next succeeding Business Day), the Borrower shall pay principal on the Subordinated Notes in equal installments of (i) $500,000 per Principal Payment Date for the 2017 calendar year, (ii) $625,000 per Principal Payment Date for the 2018 calendar year, and (iii) thereafter $750,000 per Principal Payment Date, with a final payment of all outstanding principal together with such other amounts as shall then be due and owing from Borrower to Lender under the Subordinated Notes on the Maturity Date or the date on which the indebtedness evidenced hereby is accelerated as provided herein.

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(b) Permitted Redemption.

(i) The Borrower may, at its option, elect to pay to the Lender and all of the other Holders the Permitted Redemption Amount (as defined below), on the specified Permitted Redemption Date, by redeeming, in whole or in part, amounts outstanding under this Subordinated Note (the “Permitted Redemption”). On or prior to the date which is the second (2nd) Business Day prior to the proposed Permitted Redemption Date, the Borrower shall deliver written notice (the “Permitted Redemption Notice”) to the Lender and all of the other Holders stating: (i) that the Borrower elects to redeem this Subordinated Note pursuant to the Permitted Redemption and (ii) the proposed Permitted Redemption Date. The “Permitted Redemption Amount” shall be in increments of not less than $100,000 of the aggregate outstanding principal amount of this Subordinated Note as of the Permitted Redemption Date, plus all accrued and unpaid interest and fees with respect to such principal amount as of the Permitted Redemption Date.

(ii) A Permitted Redemption Notice delivered pursuant to this subsection shall be irrevocable. If the Borrower elects to redeem the Subordinated Notes pursuant to a Permitted Redemption under this subsection, then the Permitted Redemption Amount which will be paid to the Lender and if applicable, the other Holders, on the Permitted Redemption Date by wire transfer of immediately available funds.

4. Payments Generally. Whenever any payment of cash is to be made by the Borrower to any Person pursuant to this Subordinated Note, such payment shall be made in lawful money of the United States of America by a wire transfer to, subject to the next sentence, the account identified by such Person in writing to the Borrower. Whenever any amount expressed to be due by the terms of this Subordinated Note are due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Subordinated Note is paid in full in cash, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. Any amount due under this Subordinated Note which is not paid when due shall accrue interest at the Default Rate from the date such amount was due until the same is paid in full in cash. Such interest shall continue to accrue post-petition in any proceeding under any Bankruptcy Law.

5. Taxes.

(a) Any and all payments by or on behalf of the Borrower hereunder shall be made, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or with the Borrower that are or would be applicable to the Lender or other Holders, and all liabilities with respect thereto, excluding (i) (A) income taxes imposed on the net income of the Lender or other Holders (including branch profits taxes) and (B) franchise taxes imposed on the net income of the Lender or other Holders, in each case by the jurisdiction under the laws of which such Holder is organized or qualified to do business or a jurisdiction or any political subdivision thereof in which the Lender or other Holders engages in business activity other than activity arising solely from such Holder having executed this Subordinated Note and having enjoyed its rights and performed its obligations hereunder, and (ii) any U.S. federal withholding tax or U.S. federal backup withholding tax (in the case of any Holder) that is imposed with respect to amounts payable to such Holder at the time such Holder becomes a party to this Subordinated Note (or designates a new lending office) or is attributable to such Holder’s failure to comply with this Section 5 (all such non-excluded taxes, levies, imposts, deductions, charges, with the Borrower and liabilities, collectively or individually, being called “Taxes”). If Borrower must deduct any Taxes from or in respect of any sum payable hereunder to the Lender or other Holders: (A) the sum payable shall be increased by the amount (an “additional amount”) necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 5 ), the Lender or such other Holder shall receive an amount equal to the sum it would have received had no such deductions been made, (B) Borrower shall make such deductions and (C) Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

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(b) The Borrower will pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise taxes, or similar charges or levies that arise from any payment made hereunder that are or would be applicable to the Lender or other Holders (“Other Taxes”).

(c) The Borrower agrees to indemnify the Lender and any other Holder for the full amount of Taxes and Other Taxes paid by Lender or any such other Holder and any liability (including penalties, interest and expenses (including reasonable attorney’s fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by the Lender or other Holders absent manifest error, shall be final conclusive and binding for all purposes. Such indemnification shall be made within thirty (30) days after the date such Holder makes written demand therefor. The Borrower shall have the right to receive that portion of any refund of any Taxes and Other Taxes received by the Lender or other Holder, for which Borrower has previously paid any additional amount or indemnified such Holder and which leaves such Holder, after Borrower’s receipt thereof, in no better or worse financial position than if no such Taxes or Other Taxes had been imposed or additional amounts or indemnification paid to the Lender or other Holders.

6. Reissuance.

(a) Transfer. If this Subordinated Note is to be transferred, such transfers shall be made in accordance with Section 12(b) below, and the Lender or other Holder shall surrender such Subordinated Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Lender or other Holder a new Subordinated Note (in accordance with this Section 6), registered as the Lender or other Holder may request, representing the outstanding principal being transferred by the Lender or other Holder and, if less than the entire outstanding principal is being transferred, a new Subordinated Note (in accordance with this Section 6) to the Lender or other Holder representing the outstanding principal not being transferred.

(b) Lost, Stolen or Mutilated Subordinated Note. Upon receipt by the Borrower of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of any Subordinated Note and: (i) in the case of loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Borrower (provided, however, that if the Lender or other Holder is an institutional investor, the affidavit of an authorized partner or officer of such Lender or other Holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no separate indemnity agreement or other security shall be required, provided that the party that lost the Subordinated Note shall remain liable to the Borrower should such lost note ultimately result in loss or liability to Borrower), and (ii) in the case of mutilation, upon surrender and cancellation of the mutilated Subordinated Note, the Borrower shall execute and deliver to the Lender or other Holder a new Subordinated Note (in accordance with this Section 6) representing the outstanding principal.

(c) Subordinated Note Exchangeable for Different Denominations. This Subordinated Note is exchangeable, upon the surrender thereof by the Lender or other Holder at the principal office of the Borrower, for a new Subordinated Note or Subordinated Notes (in accordance with this Section 6) representing in the aggregate the outstanding principal of the surrendered Subordinated Note, and each such new Subordinated Notes will represent such portion of such outstanding principal as is designated by the Lender or other Holder at the time of such surrender.

(d) Issuance of New Subordinated Notes. Whenever the Borrower is required to issue a new Subordinated Note pursuant to the terms of this Subordinated Note, such new Subordinated Note: (i) shall be of like tenor with the Subordinated Note being replaced, (ii) shall represent, as indicated on the face of such new Subordinated Note, the principal remaining outstanding (or, in the case of a new Subordinated Note being issued pursuant to paragraph (a) or (b) of this Section 6, the principal designated by the Lender or other Holder which, when added to the principal represented by the other new Subordinated Notes issued in connection with such issuance, does not exceed the principal remaining outstanding under the Subordinated Note being replaced immediately prior to such issuance of new Subordinated Notes), (iii) shall have an issuance date, as indicated on the face of such new Subordinated Note, which is the same as the Issuance Date of the Subordinated Note being replaced, (iv) shall have the same rights and conditions as the Subordinated Note being replaced, and (v) shall represent accrued interest on the principal of the Subordinated Note being replaced, from the Issuance Date.

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7. Register.

(a) The Borrower shall maintain at its principal executive office (or such other office or agency of the Borrower as it may designate by notice to each Holder of Subordinated Notes), a register for the Subordinated Notes in which the Borrower shall record the name and address of the Person in whose name the Subordinated Notes have been issued (including the name and address of each transferee) and the principal amount of Subordinated Notes held by such Person. The Borrower shall keep the register open and available at all times during business hours for inspection of any Holder or its legal representatives.

(b) Notwithstanding anything to the contrary contained herein, the Subordinated Notes are registered obligations and the right, title, and interest of each Lender and its assignees in and to such Subordinated Notes shall be transferable only upon notation of such transfer in a register to be maintained by the Borrower for so long as it acts as its own registration agent for the Subordinated Notes, and by the transfer agent used for the Borrower’s common stock (or other capital stock issued in substitution or exchange for, or otherwise in respect of, such common stock) should it elect to no longer act as transfer agent for the Subordinated Notes. The Subordinated Notes shall only evidence a Lender’s or its assignee’s right, title and interest in and to the related Subordinated Notes, and in no event is any such Subordinated Note to be considered a bearer instrument or obligation. This Section 7(b) shall be construed so that the Subordinated Notes are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations promulgated thereunder.

8. Covenants

(a) Notice of Default. Promptly upon any officer of a Borrower obtaining knowledge: (i) of any condition or event that constitutes an Event of Default (or event or circumstance that, with the passage of time, the giving of notice, or both, would become an Event of Default) or that notice has been given to a Credit Party with respect thereto; (ii) that any Person has given any notice to a Credit Party or taken any other action with respect to any event or condition set forth in Section 10; or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its chief executive officer or chief financial officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, default, event or condition, and the action(s) the Credit Parties or one of their Subsidiaries have taken, is taking and proposes to take with respect thereto; provided that once all “Obligations” (as defined in the Financing Agreement) with respect to the Secured Note and LC Note have been satisfied in full the Borrower shall not disclose material nonpublic information to the Lender, or to advisors to or representatives of the Lender, unless prior to disclosure of such information the Borrower identifies such information as being material nonpublic information and provides the Lender, such advisors and representatives with the opportunity to accept of refuse to accept such material nonpublic information for review.

(b) Notice of Litigation. Promptly upon any officer of a Borrower obtaining knowledge of (i) the institution of, or non frivolous written threat of, any adverse Proceeding not previously disclosed in writing by the Credit Parties to the Lender, or (ii) any material development in any adverse Proceeding that, in the case of either clause (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Credit Parties to enable the Lender and its counsel to evaluate such matters; provided that once all “Obligations” (as defined in the Financing Agreement) with respect to the Secured Note and LC Note have been satisfied in full the Borrower shall not disclose material nonpublic information to the Lender, or to advisors to or representatives of the Lender, unless prior to disclosure of such information the Borrower identifies such information as being material nonpublic information and provides the Lender, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review.

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(c) Restricted Payments. The Credit Parties shall not, and the Credit Parties shall not permit any of their Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any other cash payment or distribution on account of the Credit Parties or any of their Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Credit Parties or any of their Subsidiaries) or to the direct or indirect holders of the Credit Parties or any of their Subsidiaries’ Equity Interests in their capacity as such, other than (i) dividends or distributions by a Subsidiary of the Borrower to any other Subsidiary and (ii) dividends or distributions by a Subsidiary of the Borrower to Borrower; and

(ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Borrower or the Guarantor) any Equity Interests of the Credit Parties or any of their Subsidiaries or any direct or indirect parent of the Credit Parties or any of their Subsidiaries), other than repurchases of Equity Interests by the Borrower pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar arrangements in an aggregate amount not to exceed $1,000,000 in any Fiscal Year.

(d) Corporate Existence and Maintenance of Properties. The Credit Parties shall not, and the Credit Parties shall not permit any of their Subsidiaries (other than RCF) to, fail to maintain and preserve (i) its existence and good standing in the jurisdiction of its organization and (ii) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be so qualified or in good standing could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect). The Credit Parties shall not, and the Credit Parties shall not permit any of their Subsidiaries to, fail to maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of the Credit Parties and their Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

(e) Non-circumvention. Each Credit Party hereby covenants and agrees that neither the Credit Parties nor any of their Subsidiaries will, by amendment of its articles or certificate of incorporation, bylaws, or other governing documents, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Subordinated Note, and will at all times in good faith carry out all of the provisions of this Subordinated and take all action as may be required to protect the rights of the Lender.

(f) Conduct of Business. None of the Credit Parties nor any of their Subsidiaries shall conduct their businesses in violation of any law, ordinance or regulation of any Governmental Authority, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect. None of the Credit Parties nor any of their Subsidiaries shall engage in any line of business other than the business engaged in on the date hereof and businesses incidental thereto.

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(g) Compliance with Laws. The Credit Parties shall not, and the Credit Parties shall not permit any of their Subsidiaries to fail to: (i) comply in all material respects with federal, state and other applicable securities laws, and (ii) comply in all material respects with the requirements of all other applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws).

(h) Joinder. The Credit Parties shall notify the Lender prior to the formation or acquisition of any Subsidiaries. For any Subsidiaries formed or acquired after the date hereof, the Credit Parties shall at their own expense, upon formation or acquisition of such Subsidiary, cause each such Subsidiary to execute an instrument of joinder (a “Joinder Agreement”) in form and substance reasonably satisfactory to the Lender and the Borrower obligating such Subsidiary to this Subordinated Note. In the event a Person becomes a Guarantor (a “New Guarantor”) pursuant to the Joinder Agreement, upon such execution the New Guarantor shall be bound by all the terms and conditions hereof to the same extent as though such New Guarantor had originally executed this Subordinated Note. The addition of a New Guarantor shall not in any manner affect the obligations of the other Credit Parties hereunder. Each Credit Party and Lender hereto acknowledges that the schedules and exhibits hereto or thereto may be amended or modified in connection with the addition of any New Guarantor to reflect information relating to such New Guarantor.

(i) Taxes and Liabilities. Each Credit Party will pay and will cause its Subsidiaries to pay when due all taxes, assessments and other liabilities except as contested in good faith and by appropriate proceedings and for which adequate reserves have been established, and except for taxes, assessments and other liabilities of RCF.

(j) Further Assurances. At any time or from time to time upon the request of the Lender, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Lender may reasonably request in order to effect fully the purposes of this Subordinated Note. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as the Lender may reasonably request from time to time to ensure that the Obligations are guaranteed by all Subsidiaries of the Borrower.

9. Cross-Guaranty.

(a) Cross-Guaranty. Each Guarantor, jointly and severally, hereby absolutely and unconditionally guarantees to the Lender and its successors and assigns the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations. Each Guarantor agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 9 shall not be discharged until payment and performance, in full, of the Obligations (other than Unasserted Contingent Obligations) has occurred and all commitments (if any) to lend have been terminated, and that its obligations under this Section 9 shall be absolute and unconditional, irrespective of, and unaffected by:

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(i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Subordinated Note or any other agreement, document or instrument to which any Credit Party is or may become a party;

(ii) the absence of any action to enforce this Subordinated Note (including this Section 9 ) or the waiver or consent by the Holders with respect to any of the provisions thereof;

(iii) the Insolvency of any Credit Party or Subsidiary; or

(iv) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the obligations guaranteed hereunder.

(b) Waivers by Guarantor. Each Guarantor expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel the Lender to marshal assets or to proceed in respect of the obligations guaranteed hereunder against any other Credit Party or Subsidiary, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Guarantor. It is agreed among each Guarantor that the foregoing waivers are of the essence of the transaction contemplated by this Subordinated Note and that, but for the provisions of this Section 9 and such waivers, the Lender would decline to enter into this Subordinated Note.

(c) Benefit of Guaranty. Each Guarantor agrees that the provisions of this Section 9 are for the benefit of the Lender and its successors and permitted transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Credit Party and the Lender, the obligations of such other Credit Party under this Subordinated Note.

(d) Waiver of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement, and except as set forth in subsection (g) , each Guarantor hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor. Each Guarantor acknowledges and agrees that this waiver is intended to benefit the Holders and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Section 9, and that the Holders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 9(d).

(e) Election of Remedies. If the Lender may, under applicable law, proceed to realize their benefits under this Subordinated Note, the Lender or any of the other Holders may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 9 . If, in the exercise of any of its rights and remedies, the Lender or any of the Holders shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Credit Party or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Credit Party hereby consents to such action by the Lender and such other Holders and waives any claim based upon such action, even if such action by the Lender and such other Holders shall result in a full or partial loss of any rights of subrogation that any Credit Party might otherwise have had but for such action by the Lender or such other Holders. Any election of remedies that results in the denial or impairment of the right of the Lender or other Holders to seek a deficiency judgment against any Credit Party shall not impair any other Credit Party’s obligation to pay the full amount of the obligations owed by such Credit Party under this Subordinated Note.

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(f) Limitation. Notwithstanding any provision herein contained to the contrary, each Guarantor’s liability under this Section 9 (which liability is in any event in addition to amounts for which Borrower is primarily liable under this Subordinated Note) shall be limited to an amount not to exceed as of any date of determination the greater of:

(i) the net amount of all amounts advanced to such Guarantor under this Subordinated Note or otherwise transferred to, or for the benefit of, such Guarantor (including any interest and fees and other charges); and

(ii) the amount that could be claimed by the Lender or other Holders from such Guarantor under this Section 9 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Law or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Guarantor’s right of contribution and indemnification from each other Credit Party under Section 9(g).

(g) Contribution with Respect to Guaranty Obligations.

(i) To the extent that any Guarantor shall make a payment under this Section 9 of all or any of the Obligations (other than financial accommodations made to that Guarantor for which it is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount that such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantor as determined immediately prior to the making of such Guarantor Payment, then, following payment in full in cash of the Obligations (other than Unasserted Contingent Obligations) and termination of this Subordinated Note (including all commitments (if any) to lend hereunder), such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(ii) As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the maximum amount of the claim that could then be recovered from such Guarantor under this Section 9 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Law or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(iii) This subsection(g) is intended only to define the relative rights of Guarantor and nothing set forth in this subsection(g) is intended to or shall impair the obligations of Credit Parties, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Subordinated Note, including this subsection (g) . Nothing contained in this subsection(g) shall limit the liability of any Credit Party to pay the financial accommodations made directly or indirectly to that Credit Party and accrued interest, fees and expenses with respect thereto for which such Credit Party shall be primarily liable.

(iv) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor to which such contribution and indemnification is owing.

(v) The rights of the indemnifying Guarantor against other Guarantor under this subsection (g) shall be exercisable upon the payment in full in cash of the Obligations (other than Unasserted Contingent Obligations) and the termination of this Subordinated Note.

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(h) Liability Cumulative. The liability of each Guarantor under this Section 9 is in addition to and shall be cumulative with all liabilities of each other Credit Party to the Lender and other Holders under this Subordinated Note, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

(i) Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Credit Parties under this Agreement is stayed upon the insolvency, bankruptcy or reorganization of any of the Credit Parties, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable jointly and severally by the Credit Parties hereunder forthwith on demand by the Lender or other Holders.

(j) Benefit to Credit Parties. All of the Credit Parties and their Subsidiaries are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of each such Person has a direct impact on the success of each other Person. Each Credit Party and each Subsidiary will derive substantial direct and indirect benefit from this Subordinated Note.

10. Events of Default

(a) Event of Default. For so long as this Subordinated Note shall remain outstanding, each of the following events shall constitute an “Event of Default” under this Subordinated Note:

(i) any Creditor Parties’ failure to pay to the Lender and/or Holders: (i) when and as due under this Subordinated Note, any amount of principal, or (ii) within five (5) days after the same shall become due under this Subordinated Note, interest (including interest calculated at the Default Rate), redemptions or other amounts (including, without limitation, Borrower’s failure to pay any redemption payments or amounts under this Subordinated Note);

(ii) any default occurs and is continuing with respect to, or acceleration prior to maturity of, any Indebtedness in excess of $2,000,000 of any of the Credit Parties or any of their Subsidiaries owing to the Lender; provided that, in the event that any such default or acceleration of Indebtedness is cured or rescinded by the holders thereof prior to acceleration of the Subordinated Note or if the Credit Parties repay such Indebtedness such that the amount outstanding under such Indebtedness ceases to be in excess of $2,000,000, no Event of Default shall exist as a result of such cured default, rescinded acceleration or repayment;

(iii) (A) Any of the Credit Parties, pursuant to or within the meaning of Title 11, U.S. Code, or any similar federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”): (1) commences a voluntary case, (2) consents to the entry of an order for relief against it in an involuntary case, or to the conversion of an involuntary case to a voluntary case, (3) consents to the appointment of or taking of possession by a receiver, trustee, assignee, liquidator or similar official (a “Custodian”) for all or a substantial part of its property, (4) makes a general assignment for the benefit of its creditors, or (5) admits in writing that it is Insolvent or is otherwise generally unable to pay its debts as they become due; or (B) the board of directors (or similar governing body) of Borrower or any of its Subsidiaries (including MES) (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the actions referred to in this subsection or subsection (iv) below; provided, however the terms of this subsection or any of the other subsections of this Section 10 shall not apply to RCF;

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(iv) a court of competent jurisdiction: (i) enters an order or decree under any Bankruptcy Law, which order or decree (A) (1) is not stayed or (2) is not rescinded, vacated, overturned, or otherwise withdrawn within thirty (30) days after the entry thereof, and (B) is for relief against any of the Credit Parties in an involuntary case, (ii) appoints a Custodian over all or a substantial part of the property of any of the Credit Parties or their Subsidiaries and such appointment continues for thirty (30) days, (iii) orders the liquidation of any of the Credit Parties, or (iv) issues a warrant of attachment, execution or similar process against any substantial part of the property of any of the Credit Parties; or

(v) a final judgment or judgments for the payment of money in excess of $2,000,000 are rendered against any of the Credit Parties and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay, unless (in the case of a monetary judgment) suchjudgment is covered by third-party insurance, so long as the applicable Credit Party provides the Lender a written statement from such insurer (which written statement shall be reasonably satisfactory to the Lender) to the effect that such judgment is covered by insurance and such Credit Party will receive the proceeds of such insurance within thirty (30) days following the issuance of such judgment.

(b) Acceleration Right.

(i) Promptly after having knowledge of the occurrence of an Event of Default, the Borrower shall deliver written notice thereof via email and overnight courier (an “Event of Default Notice”) to the Lender. At any time after the earlier of the Lender’s and the Holders’ receipt of an Event of Default Notice and the Lender and any other Holders becoming aware of an Event of Default which has not been cured or waived, the Lender or such other Holders may require the Borrower to redeem all or any portion of this Subordinated Note (an “Event of Default Redemption”) by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Borrower, which Event of Default Redemption Notice shall indicate the portion of this Subordinated Note that the Lender or any other Holders are requiring the Borrower to redeem; provided, that upon the occurrence of any Event of Default described in Section 10(a)(ii) and (iii), the Subordinated Notes, in whole, shall automatically, and without any action on behalf of the Lender or any other Holders, be redeemed by the Borrower. The Subordinated Notes shall be redeemed by the Borrower at a price equal to one hundred five percent (105%) of the outstanding principal amount of the Subordinated Notes, plus accrued and unpaid interest (the “Event of Default Redemption Price”).

(ii) In the case of an Event of Default Redemption, the Borrower shall deliver the applicable Event of Default Redemption Price to the Lender within five (5) Business Days after the Borrower’s receipt of the Event of Default Redemption Notice.

11. Subordination.

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(a) Notwithstanding anything in this Subordinated Note to the contrary, all obligations, indebtedness and other liabilities of Borrower under or in respect of this Subordinated Note shall be subordinated and junior in right of payment to all currently existing and future obligations, indebtedness and other liabilities of Borrower to any commercial banks, thrift institutions, finance companies, financial institutions, investor or any other Person providing financing to Borrower (including, without limitation, the obligations in respect of the Secured Note and LC Note). Notwithstanding the foregoing, all Indebtedness due under the Subordinated Note shall be pari passu in right of payment, whether with respect to payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise, to all other current and future unsecured subordinated Indebtedness (including trade payables or similar obligations to trade creditors incurred or entered into in the ordinary course of business) of the Borrower and its Subsidiaries

(b) In furtherance of the foregoing and notwithstanding anything to the contrary in this Subordinated Note, until the Secured Note and the LC Note (if any amounts are owning thereon) and the other “Obligations” (as defined in the Financing Agreement) are paid in full in respect of all such obligations, (i) the Lender and other Holders of this Subordinated Note will not make any demand for, and will not be entitled to receive, any payment on account of this Subordinated Note (other than regularly scheduled interest payments), and (ii) neither the Borrower nor any other Person on the Borrower’s behalf will make any payment with respect to this Subordinated Note.

12. Miscellaneous

(a) The Borrower, on behalf of the Credit Parties, shall reimburse: (i) Lender on demand for all reasonable costs and expenses, including, without limitation, reasonable legal expenses and reasonable invoiced attorneys’ fees of outside counsel, incurred by Lender in connection with the: (A) documentation and consummation of the transactions contemplated hereunder, including, without limitation, overnight courier or other express or messenger delivery costs incurred in connection therewith; (B) collection of any Obligations; and (ii) Lender and any other Holders on demand for all reasonable costs and expenses, including, without limitation, reasonable legal expenses and reasonable invoiced attorneys’ fees of one outside counsel incurred by Lender or any other Holders, in connection with: (A) the administration and enforcement of Lender’s and any other Holder’s rights under this Subordinated Note (including, without limitation, any costs and expenses of any third party provider engaged by Lender for such purposes); (B) any refinancing or restructuring of the Subordinated Note whether in the nature of a “work out,” in any insolvency or bankruptcy proceeding or otherwise, and whether or not consummated; and (C) any intangibles, documentary, stamp or other similar taxes, fees and excises, if any, including any interest and penalties, and any finder’s or brokerage fees, commissions and expenses (other than any fees, commissions or expenses of finders or brokers engaged by the Lender or other Holders), that may be payable in connection with this Subordinated Note. All such costs, expenses and charges shall constitute Obligations hereunder, shall be payable by the Credit Parties to the Lender and other Holders on demand, and, until paid, shall bear interest at the highest rate then applicable to this Subordinated Note. Without limiting the foregoing, if: (i) the Subordinated Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or Lender or any other Holder otherwise takes action to collect amounts due under the Subordinated Note or to enforce the provisions of the Subordinated Note or (ii) there occurs any bankruptcy, reorganization or receivership of any Credit Party or other proceedings affecting creditors’ rights and involving a claim under the Subordinated Note, then the Credit Parties shall pay the costs incurred by Lender or such other Holders for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, reasonable attorneys’ fees (limited to one outside counsel for the Lender and the other Holders, and disbursements (including such fees and disbursements related to seeking relief from any stay, automatic or otherwise, in effect under any Bankruptcy Law).

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(b) This Subordinated Note shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns, including any purchasers of this Subordinated Note. The Borrower shall not assign this Subordinated Note or any rights or obligations hereunder without the prior written consent of each of the Holders of this Subordinated Note. Lender may assign some or all of its rights and obligations hereunder in connection with the transfer of any of its Subordinated Notes with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed and which consent shall not be required during the existence of an Event of Default (but which consent will be required at all times for transfers to a direct competitor of the Credit Parties) or in connection with an assignment or transfer to an Affiliate (determined without regard to clause (i) of the definition thereof) of Lender), in which event such assignee shall be deemed to be a Holder hereunder with respect to such assigned rights and obligations, and the Credit Parties shall use their best efforts to ensure that such transferee is registered as a Holder.

(c) This Subordinated Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Subordinated Note and all disputes arising hereunder shall be governed by, the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The parties hereto (a) agree that any legal action or proceeding with respect to this Subordinated Note shall be brought in any state or federal and state court located within New York, New York, (b) irrevocably waive any objections which either may now or hereafter have to the venue of any suit, action or proceeding arising out of or relating to this Subordinated Note brought in the aforementioned courts, and (c) further irrevocably waive any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

(d) THE LENDER AND THE BORROWER IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE ANY PROVISION OF THIS SUBORDINATED NOTE.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, Borrower has caused this Subordinated Note to be duly executed as of the date set out above.

BORROWER:

Midwest Energy Emissions Corp.

By:
Name:
Title:

GUARANTOR:

MES, INC.

By:
Name:
Title:

Agreed and Accepted:

AC Midwest Energy LLC

By:
Name:
Title:

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Exhibit C – Compliance Certificate

MIDWEST ENERGY EMISSIONS CORP.
MES, INC.

CHIEF EXECUTIVE OFFICER
COMPLIANCE CERTIFICATE

Midwest Energy Emissions Corp., a Delaware corporation, (the “Company”), and MES, Inc., a North Dakota corporation (“MES”), pursuant to Section 5.1 of the Amended and Restated Financing Agreement dated as of November 1, 2016 (the “Amended and Restated Financing Agreement”), among the Company, MES, and AC Midwest Energy LLC, a Delaware limited liability company (the “Lender”), the Company and MES, hereby certify to the Lender that:

(a) The Company and MES have performed or complied with, in all material respects, its agreements and covenants contained in that certain Financing Agreement dated as of August 14, 2014 among the Company, MES and the Lender as amended by that certain Waiver and Amendment to Financing Agreement and Reaffirmation of Guaranty dated March 16, 2015, that certain Waiver and Amendment No. 2 to Financing Agreement and Reaffirmation of Guaranty dated November 16, 2015, that certain Waiver and Amendment No. 3 to Financing Agreement and Reaffirmation of Guaranty dated January 28, 2016, and the Amended and Restated Financing Agreement (collectively, the “Financing Agreement”), and the other Transaction Documents required to be performed or complied with at or prior to the Closing, as defined in the Amended and Restated Financing Agreement, occurring on the date hereof.

(b) The representations and warranties of the Company and MES contained in the Amended and Restated Financing Agreement (i) that are qualified by materiality are true at and as of the Closing occurring on the date hereof as if made at and as of such date, and (ii) that are not qualified by materiality are true in all material respects at and as of the Closing occurring on the date hereof as if made at and as of such time, in each case individually and in the aggregate (except to the extent that such representations and warranties speak as of an earlier date, in which case, such representations and warranties are true and correct as of such earlier date).

(c) After giving effect to the Amended and Restated Financing Agreement, no Event of Default (or event or circumstance that, with the passage of time, the giving of notice, or both, would become an Event of Default) shall have occurred and be continuing or would result from the issuance of the Secured Note or Subordinated Note on the date hereof.

(d) Since June 30, 2016, no change has occurred which has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

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(e) The Company has the power and authority(i) to execute and deliver the Amended and Restated Financing Agreement as of the date thereof, (ii) to execute and deliver the Secured Note and Subordinated Note being delivered to Lender concurrently with this certificate and (iii) to perform its obligations under the Amended and Restated Financing Agreement.

(f) The execution and delivery by the Company of the Amended and Restated Financing Agreement, Secured Note and Subordinated Note and the performance by the Company of its obligations thereunder have been duly authorized.

(g) The corporate resolutions of board of directors of the Company and MES delivered to the Lender as of the date hereof with respect to the entry into the Amended and Restated Financing Agreement remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect.

All capitalized terms not otherwise herein defined shall have the meanings ascribed to them in the Amended and Restated Financing Agreement.

[Intentionally left blank.

Signature page follows.]

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[Signature page to MEEC Compliance Certificate]

IN WITNESS WHEREOF, the Chief Executive Officer of Company and MES, as such officers, have caused this Certificate to be executed and delivered this __ day of [           ], 2016.

MIDWEST ENERGY EMISSIONS CORP.

By
Name:
Its:	Chief Executive Officer

MES, INC.

By:
Name:
Its:	Chief Executive Officer

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Exhibit D – Reaffirmation of Security Documents

REAFFIRMATION OF SECURITY DOCUMENTS

This REAFFIRMATION OF SECURITY DOCUMENTS (this “Reaffirmation”) is made as of the [●] day of [         ], 2016 by Midwest Energy Emissions Corp., a Delaware corporation, (the “Borrower”) and MES, Inc., a North Dakota corporation (“Guarantor”) in favor of AC Midwest Energy LLC, a Delaware limited liability company (the “Lender”).

RECITALS

WHEREAS, the Borrower, Guarantor and Lender entered into that certain Financing Agreement, dated as of August 14, 2014 (the “Original Financing Agreement”), pursuant to which Original Financing Agreement the Lender made certain financial accommodations to the Borrower, as evidenced by that certain Senior Secured Convertible Note dated as of August 14, 2014 in the original principal amount of $10,000,000 (the “ConvertibleNote”), which financial accommodations were guaranteed by the Guarantor pursuant to the Original Financing Agreement.

WHEREAS, in connection with the Original Financing Agreement, the Borrower and Guarantor granted the Lender a security interest in and to certain of the Borrower’s and Guarantor’s assets pursuant to that certain Security Agreement by and among the Borrower, Guarantor and Lender, dated as of August 14, 2014 (the “Security Agreement”), that certain Securities Pledge Agreement between the Borrower and the Lender, dated as of August 14, 2014 (as previously amended, the “Securities Pledge Agreement”), and that certain Collateral Assignment of License Agreement by and among the Borrower, Guarantor and Lender, dated as of August 14, 2014 (as previously amended, the “Collateral Assignment of License Agreement” and collectively with the Security Agreement and the Securities Pledge Agreement, as may be amended from time to time, referred to herein as the “Security Documents”).

WHEREAS, in connection with the Original Financing Agreement, the Borrower issued to the Lender a warrant which entitled the Lender to purchase 12,500,000 shares of the Borrower’s Common Stock as evidenced by that certain Warrant executed by the Borrower in favor of the Lender, dated of August 14, 2014 (as amended, the “Warrant”).

WHEREAS, on March 16, 2015, the Borrower, Guarantor and Lender entered into that certain Waiver and Amendment to Financing Agreement and Reaffirmation of Guaranty (the “First Amendment”) which waived certain provisions of the Original Financing Agreement, amended the Warrant and the Original Financing Agreement and resulted in the Borrower issuing a replacement promissory note in replacement for the Convertible Note (the “Replacement Convertible Note”).

WHEREAS, on November 16, 2015, the Borrower, Guarantor and Lender entered into that certain Waiver and Amendment No. 2 to Financing Agreement and Reaffirmation of Guaranty (the “Second Amendment”) which (i) waived a violation of and modified various financial and other covenants and provisions as set forth in the Original Financing Agreement, as amended by the First Amendment, and (ii) allowed the Lender to purchase from the Borrower an additional warrant to purchase up to 5,000,000 shares of Common Stock (the “Second Warrant”) and additional senior secured convertible promissory notes of Borrower (the “Additional Convertible Notes” and, together with the Replacement Convertible Note, the “Existing Convertible Notes”) pursuant to the terms and conditions of the Second Amendment.

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WHEREAS, on January 28, 2016, the Borrower, Guarantor and Lender entered into that certain Amendment No. 3 to Financing Agreement and Reaffirmation of Guaranty (the “Third Amendment” and, together with the Original Financing Agreement, First Amendment and Second Amendment, the “Amended Financing Agreement”) pursuant to which the Lender caused its bank to issue a standby letter of credit (the “Letter of Credit”) to Bank of America, N.A. (“BofA”), which based on the security provided to BofA by the Letter of Credit, in turn issued to a certain customer of the Borrower its letter of credit (the “BofA Letter of Credit”).

WHEREAS, in connection with the issuance of the Letter of Credit and the BofA Letter of Credit, the Borrower and Guarantor issued to the Lender (i) a certain warrant to purchase 2,000,000 shares of Common Stock (the “Third Warrant” and, together with the Warrant and Second Warrant, the “Warrants”) and (ii) a certain Senior Secured Letter of Credit Note (the “LC Note”) to evidence any indebtedness owed by Borrower to Lender arising from any draws made under the Letter of Credit.

WHEREAS, the Borrower, Guarantor and Lender have agreed to amend and restate, without novation, the Amended Financing Agreement (the “Amended and Restated Financing Agreement”), pursuant to which the Lender has agreed to exercise the Warrants to acquire 10,000,000 shares of the Borrower’s Common Stock and exchange the principal amount of the Existing Convertible Notes together with all accrued and unpaid interest thereon and remaining unexercised portion of the Warrants for (i) a new senior secured note in the principal amount of $9,646,686 (the “Secured Note”), and (ii) a subordinated unsecured note in the principal amount of $13,000,000 (the “Subordinated Note”).

WHEREAS, the Lender has required, as a condition precedent to its agreement to execute the Amended and Restated Financing Agreement, that the Borrower and the Guarantor reaffirm their obligations under the Security Documents as set forth herein.

NOW THEREFORE, in consideration for the Lender’s agreement to execute the Amended and Restated Financing Agreement and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Borrower and the Guarantor agree as follows:

1. Notwithstanding the execution and delivery of the Original Financing Agreement, First Amendment, Second Amendment, Third Amendment and the prior amendment of certain of the Security Agreements, the Borrower and the Guarantor hereby reaffirm all of the agreements, representations, covenants and obligations of the Borrower and the Guarantor under the Security Documents and acknowledge and agree that the Security Documents shall remain and continue to be the valid and binding obligation of the Borrower and the Guarantor. Without limiting the foregoing, the Borrower and the Guarantor hereby agrees that all of the pledges, assignments, transfers, conveyances, mortgages and grants of security interest of any property given to Lender by any Credit Party pursuant to the Security Documents constituted and shall and hereinafter do continue to constitute pledges, assignments, transfers, conveyances, mortgages and grants of security interests of property to secure the Obligations. Borrower and Guarantor acknowledge and agree that the Obligations secured by the Security Documents shall be the Obligations, as such term is defined in the Amended and Restated Financing Agreement as amended, modified, supplemented or restated from time to time.

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2. The Borrower and the Guarantor acknowledge and agree that the Security Documents have not been discharged to any extent and that no rights or remedies of the Lender thereunder have been waived. The Borrower and the Guarantor further agree to and hereby waive any and all defenses that would arise as a result of the Lender’s agreement to amend and restate certain provisions of the Amended and Restated Financing Agreement.

3. All recitals are hereby incorporated into and made a part of this Reaffirmation. Except as set forth herein, capitalized terms contained in this Reaffirmation shall have the respective meanings herein as such terms have in the Amended and Restated Financing Agreement.

4. Neither this Reaffirmation nor the execution, delivery or effectiveness of the Amended and Restated Financing Agreement shall extinguish the Obligations for the payment of money outstanding under the Amended Financing Agreement or discharge or release the Lien or priority of any Security Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Amended Financing Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby, by the Amended and Restated Financing Agreement or by instruments executed concurrently herewith or therewith. Nothing implied in this Reaffirmation, the Amended and Restated Financing Agreement or in any other document contemplated hereby or thereby shall be construed as a release or other discharge of any Credit Party from obligations and liabilities under the Amended Financing Agreement or the Security Documents. Each of the Amended Financing Agreement and the Security Documents shall remain in full force and effect, until (as applicable) and except to any extent modified hereby or by the Amended and Restated Financing Agreement or in connection herewith and therewith.

5. This Reaffirmation shall be construed in accordance with and governed by the laws of the State of New York. Each Party hereby agrees as set forth in Section 11.2 of the Amended and Restated Credit Agreement as if such section were set forth in full herein.

6. This Reaffirmation may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Reaffirmation by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this agreement. Any party delivering an executed counterpart of this agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Reaffirmation, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this agreement.

[SIGNATURE PAGE FOLLOWS]

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[Signature Page to Reaffirmation of Security Document]

IN WITNESS WHEREOF, the undersigned has executed this Reaffirmation of Security Documents effective as of the day and year first above written.

MIDWEST ENERGY EMISSIONS CORP.,
a Delaware corporation

By:
Name:
Title:

MES, INC.,
a North Dakota corporation

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

AC MIDWEST ENERGY LLC,
a Delaware limited liability company

By:
Name:
Title:

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Exhibit E – Registration Rights Letter

[____________], 2016

AC Midwest Energy LLC

c/o Alterna Capital Partners LLC
Attn: Samir Patel
15 River Road, Suite 320
Wilton, Connecticut 06897
E-Mail: samir.patel@alternacapital.com

Re:	Registration Rights in Respect of Common Stock of Midwest Energy Emissions Corp. (the “Company”)

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Financing Agreement, dated as of November 1, 2016 (the “Financing Agreement”), by and among the Company, MES, Inc., a North Dakota corporation and AC Midwest Energy LLC (the “Investor”), a Delaware limited liability company, pursuant to which, among other things, the Investor has elected to partially exercise certain Warrants in order to acquire 10,000,000 shares of the Company’s Common Stock (the “Registrable Securities”). Capitalized terms used herein but not defined shall have the meaning ascribed thereto in the Financing Agreement.

Pursuant to this letter agreement (this “Letter Agreement”), the Company and the Investor agree as follows:

1.	Definitions. As used in this Letter Agreement, the following terms shall have the meanings indicated below:

a.	“Eligible Market” means any of the New York Stock Exchange, NYSE MKT LLC, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, the OTCQB or the OTCQX.

b.	“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, reasonable attorneys’ fees.

c.	“Person” means an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, a joint stock company, an unincorporated organization or a government or any department or agency thereof.

d.	“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the 1933 Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

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e.	“Registration Statement” means each registration statement required to be filed under Section 2 or Section 3, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

f.	“Required Effectiveness Date” means the first anniversary of the Closing Date.

g.	“Rule 144,” “Rule 415,” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the SEC pursuant to the 1933 Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

h.	“Trading Day” means a day on which the principal Trading Market is open for trading.

i.	“Trading Market” means whichever of the New York Stock Exchange, NYSE MKT LLC, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, OTCQX or OTCQB on which the Common Stock is listed or quoted for trading on the date in question.

2.	Automatic Registration.

a.	Prior to the first anniversary of the Closing Date, the Company shall prepare and file with the SEC a Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 under the 1933 Act. The Registration Statement shall be on an appropriate form in accordance with the 1933 Act and the 1934 Act and shall contain (except if otherwise directed by the Investor or requested by the SEC) a plan of distribution in a form reasonably acceptable to the Investor.

b.	The Company shall use its reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as possible after the filing thereof, but in any event prior to the Required Effectiveness Date, and shall use its reasonable efforts to keep the Registration Statement continuously effective under the 1933 Act until the earlier of the date that all shares of Common Stock covered by such Registration Statement have been sold or can be sold publicly under Rule 144 under the 1933 Act without restriction (including, without limitation, volume and manner-of-sale restrictions) (the “Effectiveness Period”); provided that, upon notification by the SEC that a Registration Statement will not be reviewed or is no longer subject to further review and comments, the Company shall request acceleration of such Registration Statement within five (5) Trading Days after receipt of such notice and request that it become effective on 4:00 p.m. New York City time on the date that the Registration Statement is first declared effective by the SEC (the “Effective Date”) and file a prospectus supplement for any Registration Statement, whether or not required under Rule 424 under the 1933 Act (or otherwise), by 9:00 a.m. New York City time the day after the Effective Date.

c.	The Company shall notify the Investor in writing promptly (and in any event within two Trading Days) after receiving notification from the SEC that the Registration Statement has been declared effective.

d.	If the Company is engaged in, or has definitive plans to engage in, any material transaction that, in the reasonable and good faith determination of the Board of Directors of the Company, would be reasonably likely to be materially and adversely affected by disclosure that would be required in connection with a registration, then the Company may delay such registration for a period of up to 60 days for so long as the Company is still actively pursuing the transaction that allowed such delay.

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3.	Piggyback Registration.

a.	Until the earlier of the date that all Registrable Securities have been sold or can be sold publicly under Rule 144 without restriction (including, without limitation, volume and manner-of-sale restrictions), whenever the Company proposes to register the offer and sale of any shares of its Common Stock under the 1933 Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the 1933 Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more stockholders of the Company and the form of Registration Statement (a “Piggyback Registration Statement”) to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than twenty (20) days prior to the filing of such Registration Statement) to the Investor of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from the Investor within ten (10) days after the Company’s notice has been given to the Investor. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.

b.	If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, and the managing underwriter advises the Company and the Investor (if the Investor has elected to include Registrable Securities in such Piggyback Registration) in writing that, in its reasonable and good faith opinion, the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock that can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (1) first, the shares of Common Stock that the Company proposes to sell, and (2) second, the Registrable Securities requested to be included therein by the Investor and (3) third, the securities of holders of Common Stock other than the Registrable Securities.

c.	If a Piggyback Registration is initiated as an underwritten offering on behalf of a holder of Common Stock other than Registrable Securities, and the managing underwriter advises the Company in writing that, in its reasonable and good faith opinion, the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (1) first, the shares of Common Stock requested to be included therein by the holder(s) requesting such registration, and any Registrable Securities requested to be included therein by the Investor, allocated pro rata among all such holders and the Investor on the basis of the number shares requested to be included in such registration by each such holder; and (2) second, the shares of Common Stock requested to be included therein by other holders of Common Stock, allocated among such holders in such manner as they may agree.

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d.	If any Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

e.	If the Company is engaged in, or has definitive plans to engage in, any material transaction that, in the reasonable and good faith determination of the Board of Directors of the Company, would be reasonably likely to be materially and adversely affected by disclosure that would be required in connection with a registration, then the Company may delay such registration for a period of up to 60 days for so long as the Company is still actively pursuing the transaction that allowed such delay.

4.	Rule 415; Cut-Back. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the 1933 Act or requires Investor to be named as an “underwriter,” the Company shall use its reasonable efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that the Investor is not an “underwriter.” In the event that the SEC refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name Investor as an “underwriter” in such Registration Statement without the prior written consent of Investor. From and after such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Shares), all of the provisions of this Section shall again be applicable to such Cut Back Shares; provided, however, that (i) the filing deadline for the Registration Statement including such Cut Back Shares (“Cutback Registration Statement”) shall be ten (10) Business Days after such Restriction Termination Date, and (ii) the date by which the Company is required to obtain effectiveness with respect to such Cut Back Shares shall be the 60th day immediately after the Restriction Termination Date (the 90th day if the SEC reviews the Registration Statement).

5.	Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

a.	Subject to Sections 2(d) and 3(e), (i) prepare and file with the SEC a Registration Statement covering such Registrable Securities and use reasonable efforts to cause such Registration Statement to become effective and remain effective as provided herein and (ii) use reasonable efforts to prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement and Prospectus used in connection therewith effective until the completion of the distribution by the Investor of all of the Registrable Securities covered by such Registration Statement.

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b.	Notify the Investor as promptly as reasonably possible of any of the following events: (i) the SEC notifies the Company whether there will be a “review” of any Registration Statement; (ii) the SEC comments in writing on any Registration Statement; (iii) any Registration Statement or any post-effective amendment is declared effective; (iv) the SEC or any other federal or state Governmental Authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (v) the SEC issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vii) the financial statements included in any Registration Statement become ineligible for inclusion therein or any Registration Statement or Prospectus or other document contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

c.	Use its reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction.

d.	If requested by the Investor, provide the Investor without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent requested by the Investor (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

e.	Furnish to the Investor such numbers of copies of a Prospectus, including a preliminary Prospectus, as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Investor.

f.	Use its reasonable efforts to cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed to the extent such Registrable Securities satisfy applicable listing requirements.

g.	Use reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or blue sky laws of such states within the United States as the Company determines, provided that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any state wherein it is not so qualified, subject itself to taxation in any state wherein it is not so subject, or take any action which would subject it to general service of process in any state wherein it is not so subject.

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h.	Cooperate with the Investor to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Letter Agreement and under law, of all restrictive legends, and to enable such certificates to be in such denominations and registered in such names as the Investor may reasonably request.

i.	Upon the occurrence of any event described in Section 5(b)(vii), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

j.	Use reasonable efforts to comply with all rules and regulations of the SEC applicable to the registration of the Registrable Securities, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder.

k.	The Company may require that the Investor furnish to the Company such information regarding the Investor and the distribution of the Registrable Securities as the Company may reasonably request in writing..

l.	The Company shall take such other reasonable and customary actions necessary to expedite and facilitate disposition by the Investor of Registrable Securities pursuant to any Registration Statement.

6.	Registration Expenses. The Company shall pay all fees and expenses incident to the performance of or compliance with Sections 2, 3, 4 and 5 of this Letter Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company, and (e) all listing fees to be paid by the Company to the Trading Market; provided that the Investor shall bear any transfer taxes applicable to its Registrable Securities registered thereunder, customary (both as to type and amount) commissions or discounts payable to the underwriters, selling brokers, managers or other similar persons engaged in the distribution of any of the Registrable Securities, and the fees and expenses of the Investor’s own counsel.

7.	Indemnification.

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a.	Indemnification by the Company. The Company shall, notwithstanding any termination of this Letter Agreement, indemnify and hold harmless the Investor, its officers, directors, partners, members, agents and employees, each Person who controls the Investor (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of Company prospectus or in any amendment or supplement thereto or in any Company preliminary prospectus or in any application or other document or communication executed by or on behalf of the Company filed in any jurisdiction in order to qualify any Registrable Securities covered by the Registration Statement under the “blue sky” or securities laws thereof, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding the Investor furnished in writing to the Company by the Investor for use therein, or to the extent that such information relates to the Investor or the Investor’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved by the Investor in writing expressly for use in the Registration Statement, or (B) with respect to any prospectus, if the untrue statement or omission of material fact contained in such prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company to the Investor through the EDGAR filing system, and the Investor was advised in writing not to use the incorrect prospectus prior to the use giving rise to Losses.

b.	Indemnification by Investors. The Investor shall indemnify and hold harmless the Company and its directors, officers, agents and employees to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, but only to the extent that (i) such untrue statements or omissions are based solely upon information regarding the Investor furnished to the Company by the Investor in writing expressly for use therein, or to the extent that such information relates to the Investor or the Investor’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Investor expressly for use in the Registration Statement (it being understood that any plan of distribution, as the same may be modified by the Investor and other information provided by the Investor to the Company in or pursuant to the Transaction Documents constitutes information reviewed and expressly approved by such Investor in writing expressly for use in the Registration Statement), such Prospectus or such form of prospectus or in any amendment or supplement thereto. In no event shall the liability of any the Investor hereunder be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.

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c.	Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Letter Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party). It shall be understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within twenty (20) Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

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d.	Contribution. If a claim for indemnification under Section 7(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 7(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(d), the Investor shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by the Investor from the sale of the Registrable Securities subject to the Proceeding exceed the amount of any damages that the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

8.	Dispositions. The Investor agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell its Registrable Securities in accordance with the plan of distribution set forth in the Prospectus. The Investor further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 5(b)(v), (vi) or (vii), the Investor will immediately discontinue disposition of such Registrable Securities under the Registration Statement until such Investor is advised in writing by the Company that the use of the Prospectus, or amended Prospectus, as applicable, may be resumed. The Company may provide appropriate stop orders to enforce the provisions of this paragraph. The Investor agrees that the removal of the restrictive legend from certificates representing Registrable Securities as set forth in this Section 8 is predicated upon the Company’s reliance that the Investor will comply with the provisions of this Section. Both the Company and the Company’s transfer agent, and their respective directors, officers, employees and agents, may rely on this Section.

9.	Miscellaneous.

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a.	This Letter Agreement supersedes all other prior oral or written agreements between the Company, the Investor and Persons acting on their behalf with respect to the matters discussed herein, and this Letter Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein or therein, neither party makes any representation, warranty, covenant or undertaking with respect to such matters.

b.	This Letter Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

c.	All questions concerning the construction, validity, enforcement and interpretation of this Letter Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State and County of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices as provided in the Financing Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS LETTER AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY.

d.	Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Letter Agreement must be in writing and will be deemed to have been delivered upon the terms set forth in Section 11.7 of the Financing Agreement.

e.	No provision of this Letter Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Investor. No failure or delay on the part of any party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

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f.	Each of the parties hereto hereby acknowledge and agree that irreparable damage would occur if any of the provisions of this Letter Agreement are not performed in accordance with their specific terms and in the event of breach of this Letter Agreement by a party hereto, the nonbreaching party would not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the non-breaching party may be entitled, it shall be entitled to enforce any provision of this Letter Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Letter Agreement, without posting any bond or other undertaking.

g.	If any provision of this Letter Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Letter Agreement in that jurisdiction or the validity or enforceability of any provision of this Letter Agreement in any other jurisdiction.

h.	This Letter Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile or other electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or electronic signature.

[Signature Page Follows]

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IN WITNESS WHEREOF, each party has caused its signature page to this Letter Agreement to be duly executed as of the date first written above.

COMPANY:

MIDWEST ENERGY EMISSIONS CORP.

By:
Name:
Its:

INVESTOR:

AC MIDWEST ENERGY LLC

By:
Name:
Its:

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